STOCK PURCHASE AGREEMENT BY AND AMONG BIRD RIDES, INC., BIRD GLOBAL, INC., SKINNY LABS, INC. (D/B/A SPIN) AND TIER MOBILITY SE SEPTEMBER 19, 2023 Execution Version Certain identified information in this document has been excluded because it is both (i) not material and (ii) information that the Company customarily treats as private and confidential, and has been marked with "[**]" to indicate where omissions have been made. __________________________________________________________________

-1- TABLE OF CONTENTS Page ARTICLE I. THE ACQUISITION ................................................................................................................ 2 Section 1.01 Certain Definitions. ....................................................................................................... 2 Section 1.02 The Acquisition. ............................................................................................................ 8 Section 1.03 Purchase Price Adjustment. ........................................................................................... 9 Section 1.04 Closing and Closing Deliverables. .............................................................................. 11 Section 1.05 Tax Consequences ....................................................................................................... 12 Section 1.06 Withholding Rights. ..................................................................................................... 12 ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY ................................... 13 Section 2.01 Organization, Good Standing, Power and Qualification. ............................................ 13 Section 2.02 Capitalization. .............................................................................................................. 14 Section 2.03 Due Authorization; Enforceability. ............................................................................. 15 Section 2.04 No Conflict. ................................................................................................................. 15 Section 2.05 Governmental Consents ............................................................................................... 16 Section 2.06 Litigation. .................................................................................................................... 16 Section 2.07 Restrictions on Business Activities. ............................................................................ 16 Section 2.08 Intellectual Property. ................................................................................................... 17 Section 2.09 Compliance with Legal Requirements; Permits. ......................................................... 24 Section 2.10 Property and Assets. .................................................................................................... 24 Section 2.11 Company Financial Statements. .................................................................................. 25 Section 2.12 Activities Since the Company Balance Sheet Date. .................................................... 26 Section 2.13 No Finder’s Fees. ......................................................................................................... 27 Section 2.14 Insurance. ..................................................................................................................... 27 Section 2.15 Tax Returns and Payments. ......................................................................................... 27 Section 2.16 Company Material Agreements. .................................................................................. 30 Section 2.17 Employee Benefit Plans and Compensation. ............................................................... 32 Section 2.18 Anti-Corruption Compliance. ...................................................................................... 37 Section 2.19 Export Control Legal Requirements. ........................................................................... 37 Section 2.20 Interested Party Transactions. ...................................................................................... 38 Section 2.21 Consumers, Customers and Suppliers. ........................................................................ 38 Section 2.22 Environmental. ............................................................................................................ 39 ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLER ............................................... 39 Section 3.01 Capacity; Approval; Enforceability. ............................................................................ 40 Section 3.02 No Conflict. ................................................................................................................. 40 Section 3.03 Consents....................................................................................................................... 40 Section 3.04 Litigation. .................................................................................................................... 41 Section 3.05 Ownership of Shares. ................................................................................................... 41 Section 3.06 Accredited Investor; Investment Purpose. ................................................................... 41 Section 3.07 Reliance on Exemptions. ............................................................................................. 41 Section 3.08 Exclusivity of Representations .................................................................................... 42

-2- ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF ACQUIROR ......................................... 42 Section 4.01 Organization and Standing. ......................................................................................... 43 Section 4.02 Due Authorization. ...................................................................................................... 43 Section 4.03 Financing. .................................................................................................................... 43 Section 4.04 Consents....................................................................................................................... 43 Section 4.05 Governmental Consents. .............................................................................................. 44 Section 4.06 Solvency. ..................................................................................................................... 44 ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PARENT ................................................ 44 Section 5.01 Organization, Good Standing, Power and Qualification. ............................................ 45 Section 5.02 Capitalization. .............................................................................................................. 45 Section 5.03 Due Authorization; Enforceability. ............................................................................. 46 Section 5.04 Valid Issuance of the Parent Common Stock. ............................................................. 46 Section 5.05 Private Offering. .......................................................................................................... 47 Section 5.06 No Conflict. ................................................................................................................. 47 Section 5.07 Governmental Consents. .............................................................................................. 47 Section 5.08 Litigation. .................................................................................................................... 47 Section 5.09 Compliance with Legal Requirements and Documents; Permits. ............................... 47 Section 5.10 SEC Reports; Parent Financial Statements .................................................................. 48 Section 5.11 No Finder’s Fees. ......................................................................................................... 49 ARTICLE VI. ADDITIONAL AGREEMENTS .......................................................................................... 49 Section 6.01 Seller Release, Waiver and Acknowledgment. ............................................................ 49 Section 6.02 Tax Matters. ................................................................................................................. 51 Section 6.03 Confidentiality. ............................................................................................................ 53 Section 6.04 Transition Services. ..................................................................................................... 54 Section 6.05 Further Assurances. ..................................................................................................... 57 Section 6.06 Termination of Seller Contracts. .................................................................................. 57 Section 6.07 Directors and Officers Indemnity ................................................................................ 57 Section 6.08 Use of Certain Names .................................................................................................. 58 Section 6.09 Access to Information .................................................................................................. 58 Section 6.10 Rule 144. ...................................................................................................................... 58 ARTICLE VII. INDEMNIFICATION ....................................................................................................... 59 Section 7.01 Survival. ....................................................................................................................... 59 Section 7.02 Indemnification for Seller Matters. .............................................................................. 60 Section 7.03 Indemnification for Parent and Acquiror Matters. ....................................................... 61 Section 7.04 Recourse for Indemnification Claims; Certain Definitions. ........................................ 61 Section 7.05 Certain Limitations and Other Provisions. .................................................................. 62 Section 7.06 Payment of Indemnification Claims from the Total Holdback Amount; Distribution of the Total Holdback Amount. .......................................................................... 65 Section 7.07 Claims. ......................................................................................................................... 66 Section 7.08 Resolution of Objections to Claims. ............................................................................ 67 Section 7.09 Third-Party Claims. ..................................................................................................... 68 Section 7.10 Tax Treatment. ............................................................................................................. 68

-3- ARTICLE VIII. GENERAL PROVISIONS ............................................................................................... 69 Section 8.01 Notices. ........................................................................................................................ 69 Section 8.02 Interpretation. .............................................................................................................. 70 Section 8.03 Counterparts. ................................................................................................................ 71 Section 8.04 Entire Agreement; Nonassignability; Parties in Interest. ............................................. 71 Section 8.05 Assignment. ................................................................................................................. 71 Section 8.06 Severability. ................................................................................................................. 72 Section 8.07 Remedies Cumulative. ................................................................................................. 72 Section 8.08 Governing Law; Service of Process. ........................................................................... 72 Section 8.09 Rules of Construction. ................................................................................................. 73 Section 8.10 Amendments. ............................................................................................................... 73 Section 8.11 Fees and Expenses. ...................................................................................................... 74 Section 8.12 Non-Recourse. ............................................................................................................. 74 Section 8.13 Extension; Waiver ....................................................................................................... 74 EXHIBITS Exhibit A Wire Instructions Exhibit B FIRPTA Certificate SCHEDULES Schedule A Transition Services

-1- STOCK PURCHASE AGREEMENT This STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of September 19, 2023 (the “Agreement Date”), by and among Bird Global, Inc., a Delaware corporation (“Parent”), Bird Rides, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Acquiror”), Skinny Labs, Inc. (d/b/a “SPIN”), a Delaware corporation (the “Company”), and Tier Mobility SE, a company incorporated in Germany with registered number HRB 236551 B (“Seller”). RECITALS A. Seller is the sole stockholder of the Company and holds all of the issued and outstanding shares (the “Shares”) of the Company’s common stock, par value USD $0.01 per share (the “Company Common Stock”). B. Acquiror wishes to purchase from Seller, and Seller wishes to sell to Acquiror, all of the Shares in accordance with the terms set forth in this Agreement (together with other transactions contemplated hereby, the “Acquisition”). C. Following the consummation of the Acquisition, Acquiror will be the sole stockholder of the Company, which will be a wholly-owned subsidiary of Acquiror. D. The board of directors of Parent has approved this Agreement, the Transaction Agreements, the Acquisition, including the issuance of shares of Class A Common Stock of Parent, par value USD $0.0001 per share (“Parent Class A Common Stock”), to Seller in connection therewith, and the other transactions contemplated by the Transaction Agreements, upon the terms and subject to the conditions set forth herein and therein (as applicable). E. The governing bodies of the Company and Seller have approved this Agreement, the Transaction Agreements, the Acquisition, and the other transactions contemplated by the Transaction Agreements, upon the terms and subject to the conditions set forth herein. F. Parent and Acquiror shall withhold from the Total Consideration the Total Cash Holdback Amount and the Total Stock Holdback Amount as partial security for the Adjustment Amount and the indemnification obligations of Seller set forth in this Agreement. G. The Company, Seller, Parent and Acquiror desire to make certain representations, warranties, covenants and other agreements in connection with the Acquisition as set forth herein. NOW, THEREFORE, in consideration of the representations, warranties, covenants and other agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

-2- ARTICLE I. THE ACQUISITION Section 1.01 Certain Definitions. (a) As used in this Agreement, the following terms shall have the meanings indicated below. “30-Day VWAP” means the volume weighted average price for a share of Parent Class A Common Stock traded on the New York Stock Exchange (NYSE) during the thirty (30) trading days ending on the first (1st) trading day immediately preceding the Agreement Date. Each trading day shall be that period from 9:30:01 a.m., Eastern time, and ending at 4:00:00 p.m., Eastern time. “Affiliate” of any Person means any Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided, that, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise; provided, further, that an Affiliate of any Person (a) that is a natural person, shall also include any spouse, parent, sibling or child or lineal descendant of any such individual, or (b) that is a trust, shall also include any trustee or beneficiary of such trust. “Business Day” means a day (i) other than Saturday or Sunday and (ii) on which commercial banks are open for business in New York, NY, San Francisco, California or Berlin, Germany. “CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, as amended. “Cash Consideration” means USD $10 million in cash. “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. “Code” means the United States Internal Revenue Code of 1986, as amended. “Company Board” means the Company’s board of directors, as constituted from time to time. “Company Bylaws” means the Company’s bylaws, as in effect from time to time. “Company Certificate” means the Company’s certificate of incorporation, as in effect from to time.

-3- “Company Product” means any products or services, developed, manufactured, performed, out-licensed, sold, distributed or otherwise made available by or on behalf of the Company or any of its Subsidiaries, from which the Company or any of its Subsidiaries has derived previously, is currently deriving or is scheduled to derive, revenue from the sale or provision thereof. “Company Services” means (A) all products and services made commercially available or licensed out by or on behalf of the Company or any of its Subsidiaries as of the Agreement Date and (B) all Technology that is embedded in or used in the commercial distribution of any products and services described in (A). “Company Technology” means any and all Technology that is owned or purported by the Company to be owned by the Company or any of its Subsidiaries. “Confidentiality Agreement” means that certain Mutual Nondisclosure Agreement, dated as of March 24, 2023, between Seller and Acquiror. “Contract” means any binding written contract, agreement, instrument, commitment or undertaking of any nature (including leases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts, letters of intent and purchase orders). “Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, voting restriction, right of first refusal, preemptive right, limitation on transfer or disposition, adverse claim of ownership or use, or restriction of any nature, but for clarity, excluding for the purposes of Section 2.08 of this Agreement any licenses of Intellectual Property (including Incidental Inbound Licenses and Incidental Outbound Licenses). “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” means any entity (whether or not incorporated) other than the Company that is (or at any relevant time was) a member of a “controlled group of corporations” with, under common control with, or a member of an “affiliated service group” with, the Company under Section 414(b), (c), (m) or (o) of the Code. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Ford Purchase Agreement” means that certain Contribution and Exchange Agreement, dated as of March 1, 2022, by and among Ford Next LLC, a Delaware limited liability company, as seller, the Company, and Seller, as buyer. “GAAP” means United States generally accepted accounting principles applied on a consistent basis. “Governmental Entity” means any supranational, national, state, municipal, local or foreign government, or any court, tribunal, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality, in each case whether domestic or foreign,

-4- any stock exchange or similar self-regulatory organization or any quasi-governmental or private body exercising any regulatory, Taxing or other governmental or quasi-governmental authority. “HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended. “International Employee Plan” means each Company Employee Plan that is subject to the laws of any jurisdiction outside the United States or provides compensation or benefits to any Employee who performs services outside the United States. “knowledge” means, (a) with respect to the Company or Seller, (i) the actual knowledge of individuals set forth in Section 1.01(b)(i)(I) of the Company Disclosure Schedule and (ii) such knowledge that such individuals would reasonably be expected to have after conducting a reasonable inquiry in respect of the applicable subject matter, and (b) with respect to Parent and Acquiror, (i) the actual knowledge of individuals set forth in Section 1.01(b)(ii) of the Parent Disclosure Schedule and (ii) such knowledge that such individuals would reasonably be expected to have after conducting a reasonable inquiry in respect of the applicable subject matter. “Legal Requirement” means any federal, state, foreign, local, municipal or other law, statute, constitution, principle of common law, treaty, resolution, ordinance, code, Order, writ, decree, award, judgment, rule, regulation, or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity of competent jurisdiction. “Liability” or “Liabilities” means, with respect to any Person, all liabilities of any kind or nature (whether known or unknown, contingent, accrued, due or to become due, secured or unsecured, matured or otherwise), regardless of whether such liabilities are required to be reflected on a balance sheet in accordance with GAAP. “made available” means, with respect to any material, that a copy of such material has been posted and made accessible to Parent and/or Acquiror on or before 5:00 p.m. Eastern time on the date that is three (3) Business Days prior to the Agreement Date to the electronic data room maintained by Intralinks on the Company’s behalf under the title “Project Swirl”, an index as of the Agreement Date of which is set forth in Section 1.01(b)(i)(II) of the Company Disclosure Schedule. “Material Adverse Effect” means, with respect to the Company, any change, fact, circumstance, condition, event or effect that is, or would reasonably be expected to be, materially adverse to the business, operations, assets (whether tangible or intangible), condition (financial or otherwise), or results of operations of the Company, taken as a whole with its Subsidiaries; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect unless, in the case of (i), (ii), (iv), (v), (vii), the Company and its Subsidiaries, taken as a whole, is materially disproportionately affected thereby, as compared to other Persons or businesses that operate in the industry in which the Company and its Subsidiaries operate: (i) any change generally affecting the economy, financial markets, industries, or political, economic or regulatory conditions in the United States or any

-5- other geographic region in which the Company’s or any of its Subsidiaries’ business is conducted; (ii) general financial, credit or capital market conditions or any changes therein; (iii) any change arising from an action taken by the Company or any of its Subsidiaries to which Acquiror and/or Parent has consented in writing, or any action by Parent, Acquiror, Seller or the Company required to be taken pursuant to this Agreement; (iv) any natural disaster, epidemic, pandemic or disease outbreak or any acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, cyberattack, sabotage or terrorism or other international or national calamity or any material worsening of such conditions threatened or existing as of the Agreement Date; (v) changes in Legal Requirements (including interpretations thereof) or changes in GAAP or other accounting requirements or principles or any other change or effect arising out of or relating to any Action before a Governmental Entity; (vi) the announcement, execution, pendency or performance of this Agreement or the transactions contemplated hereby or any communication by Parent, Acquiror or any of their respective Affiliates of their plans or intentions (including in respect of employees) with respect to any of the businesses of the Company and its Subsidiaries; (vii) any strikes, labor disputes, work stoppages, requests for representation, pickets or work slow-downs due to labor disagreements (or an escalation or worsening thereof) and; (viii) any failure, in and of itself, by the Company and its Subsidiaries to meet any projections or forecasts (as distinguished from any event, circumstance, development, state of facts, occurrence, change or effect giving rise or contributing to such failure). “Measurement Time” means 11:59 P.M. Pacific Time on the day immediately prior to the Closing Date. “Order” shall mean any order, judgment, injunction, ruling, edict, or other decree, whether temporary, preliminary or permanent, enacted, issued, promulgated, enforced or entered by any Governmental Entity. “Organizational Documents” means the Company Certificate and the Company Bylaws. “Parent Financial Statements” means the consolidated financial statements of Parent and its Subsidiaries included in the Parent SEC Documents together, in the case of year- end statements, with reports thereon by the independent auditors of Parent for the periods included therein, including in each case a consolidated statements of operations, comprehensive income, stockholders’ equity (deficit) and cash flows, and accompanying notes. “Permitted Encumbrance” means (a) statutory Encumbrances or other Encumbrances arising by operation of law securing payments not yet due or which are being contested in good faith, including Encumbrances of warehousemen, mechanics, suppliers, materialmen and repairmen, (b) Encumbrances for Taxes not yet due and payable or for current Taxes that may thereafter be paid without penalty or for Taxes which are being contested in good faith, (c) Encumbrances affecting the Leased Real Property, including (i) easements, rights of way, servitudes, permits, licenses, surface leases, ground leases, municipal agreements, railway siding agreements and other rights, (ii) conditions, covenants or other similar restrictions, (iii) easements for streets, alleys, highways, telephone lines, gas pipelines, power lines, railways and other easements and rights of way of public record on, over or in respect of any such real property, (iv) encroachments and other matters that would be shown in an accurate survey or physical inspection

-6- of such real property, (v) Encumbrances in favor of the lessors of the Leased Real Property or encumbering the interests of the lessors in such Leased Real Property, (vi) all matters which would be reflected on current title reports/commitments and (vii) any other Encumbrances, including irregularities of title or connected with or in lieu of environmental remediation affecting such Leased Real Property as would not be reasonably likely to have a Material Adverse Effect, (d) zoning, entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over any Leased Real Property, (e) Encumbrances created by licenses granted in the ordinary course of business in any Intellectual Property, (f) Encumbrances incurred or deposits made in connection with workers’ compensation, unemployment insurance or other types of social security, (g) any other Encumbrances not described in clauses (a) through (f) above created by this Agreement or connected with the transactions contemplated hereby or by the actions of Acquiror or any of its Affiliates, and (h) Encumbrances set forth Section 1.01(h) of the Company Disclosure Schedule. “Person” means any natural person, company, corporation, limited liability company, general partnership, limited partnership, trust, estate, proprietorship, joint venture, association or other business organization or entity, including a Governmental Entity. “Pre-Closing Tax Period” means any Taxable period ending on or before the Closing Date and that portion of any Straddle Period ending on the Closing Date. “Property Taxes” means all real property Taxes, personal property Taxes and similar ad valorem Taxes. “R&W Insurance Policy” means that certain Buyer Side Representation and Warranty Insurance Policy (Policy No. #S-1848519) dated as of March 1, 2022 and issued by AIG Europe S.A. “Salt Lake City License” means that certain Dockless Shared Mobility Services Agreement, dated as of May 1, 2021, by and between Salt Lake City Corporation and the Company (as amended from time to time). “SEC” means the U.S. Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended. “Straddle Period” means any Tax period beginning on or before the Closing Date and ending after the Closing Date. “Subsidiary” or “Subsidiaries” means with respect to any entity, that such entity shall be deemed to be a “Subsidiary” of another Person if such other Person directly or indirectly owns, beneficially or of record, (i) an amount of voting securities or other interests in such entity that is sufficient to enable such Person to elect at least a majority of the members of such entity’s board of directors or other governing body or (ii) at least a majority of the outstanding equity interests of such entity. “Target Working Capital Amount” means USD $(2,200,000) (i.e. negative USD $2,200,000).

-7- “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means any net income, alternative or add-on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital stock, profits, license, registration, withholding, payroll, social security (or equivalent), escheat, abandoned or unclaimed property, employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount (whether disputed or not), in each case, imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign). “Tax Authority” means any Governmental Entity having the authority with respect to the imposition, assessment, regulation or administration of Taxes. “Tax Return” means any return, statement, report, declaration, notice, filing, election or form (including estimated Tax returns and reports, withholding Tax returns and reports, and information returns and reports), including amendments thereof and attachments and schedules thereto, filed or required to be filed with any Tax Authority with respect to Taxes (in each case, whether in written, electronic or other form). “Total Cash Holdback Amount” means USD $1 million in cash. “Total Consideration” means the Cash Consideration, plus the Total Holdback Amount and plus the VTB Note Principal Amount. “Total Holdback Amount” means the Total Cash Holdback Amount, plus the Total Stock Holdback Amount. “Total Stock Holdback Amount” means the number of shares of Parent Class A Common Stock equal to USD $2 million based on a valuation of such Parent Class A Common Stock pursuant to the 30-Day VWAP. “Transaction Agreements” means this Agreement, the VTB Note, the Security Agreement (as defined in the VTB Note) and any other agreement, instrument, certificate or document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby. “Transfer Tax” means any sales, use, value-added, gross receipts, excise, registration, stamp duty, transfer or other similar Taxes payable in connection with the transaction contemplated by this Agreement. “Treasury Regulations” means U.S. Treasury regulations promulgated under the Code. “VTB Note” means the secured non-negotiable promissory note in the principal sum of $6,000,000, issued by Acquiror to Seller on the date hereof. “VTB Note Principal Amount” means USD $6,000,000.

-8- “Washington D.C. License” means that certain Permit Operator Agreement, dated as of December 30, 2022, by and between the District Department of Transportation and the Company in connection with the Public Right-of-Way Occupancy Permit issued to the Company by the District Department of Transportation (as amended from time to time). “Working Capital” means the consolidated current assets of the Company and its Subsidiaries (excluding any and all tax assets, whether current or deferred) less the consolidated current liabilities of the Company and its Subsidiaries (excluding any and all tax liabilities, whether current or deferred), in each case, as determined in accordance with the policies and procedures set forth in Section 1.01(d) of the Company Disclosure Schedule. (b) Other capitalized terms defined elsewhere in this Agreement and not defined in this Section 1.01 shall have the meanings assigned to such terms in this Agreement. Section 1.02 The Acquisition. (a) Purchase and Sale of the Shares. At the Closing, and subject to and upon the terms of this Agreement, Acquiror shall purchase from Seller, and Seller shall sell, convey, transfer, assign and deliver to Acquiror, free and clear of all defects of title and Encumbrances (other than those Encumbrances arising from applicable U.S. federal and state securities laws regarding the transfer of securities), all right, title and interest in and to the Shares, in exchange for the Total Consideration on the terms set out in the VTB Note and this Agreement. At Closing, Acquiror will be the sole stockholder of the Company. (b) Total Consideration; Holdback; VTB Note and Payment. Subject to and upon the terms of this Agreement, as consideration for the Shares sold by Seller hereunder, at the Closing, (i) Acquiror shall pay, or cause to be paid, to Seller the Cash Consideration by wire transfer of immediately available funds in accordance with the wire instructions provided in Exhibit A attached hereto, (ii) Acquiror and Parent shall withhold the Total Cash Holdback Amount and the Total Stock Holdback Amount, which shall be available to compensate the Parent or Acquiror for the Adjustment Amount and the Parent Indemnified Persons for any Indemnifiable Damages suffered or incurred by them in accordance with Article VII, and shall be held and distributed in accordance with Section 1.03(c) and Section 7.06 (as applicable), and (iii) Acquiror shall issue and deliver to Seller the VTB Note. Each party to this Agreement acknowledges and agrees that the Total Consideration, subject to any adjustment pursuant to Section 1.03, provided for under this Agreement represents fair consideration and reasonable equivalent value for the sale and transfer of the Shares and the transactions, covenants and agreements set forth in this Agreement, which consideration was agreed upon as the result of arm’s-length good faith negotiations between the parties hereto and their respective representatives. (c) Delivery of Shares; Transfers of Ownership. At the Closing, Seller shall deliver to Acquiror or its designee a stock power, in form reasonably satisfactory to Parent, duly endorsed by Seller (the “Stock Power”), transferring to Acquiror good and marketable title to such Shares, free and clear of all defects of title and Encumbrances (other than applicable U.S. federal and state securities laws regarding the transfer of securities). Seller shall, at any and all times after

-9- the Closing, at Acquiror’s reasonable request and sole expense, cure any deficiencies with respect to the transfer of the Shares. Section 1.03 Purchase Price Adjustment. (a) No later than ninety (90) days following the Closing Date (such date, the “Closing Statement Due Date”), Acquiror shall deliver a statement (the “Acquiror Closing Statement”) to Seller setting forth Acquiror’s good faith calculation of (the “Acquiror’s Calculations”) (i) the Working Capital as of the Measurement Time (the “Closing Working Capital”) and (ii) the difference between the Closing Working Capital and the Target Working Capital Amount (the “Adjustment Amount”), in each case, calculated in accordance with the terms of this Agreement. In addition (i) from and after the Measurement Time until the Closing, each of Seller and Company shall not take any affirmative action that would reasonably be expected to have a material effect on the Closing Working Capital and (ii) each of the Seller and the Company hereby represents, warrants and agrees that the amount of the Closing Working Capital measured as of the Measurement Time will be the same as the Closing Working Capital measured as of the Closing except for any changes incurred in the ordinary course of business and, to the extent there are any changes resulting from events or occurrences outside of the ordinary course of business, then the Closing Working Capital shall be adjusted to reflect such changes. The Acquiror Closing Statement shall be prepared in accordance with GAAP applied on a basis consistent with the Company Financial Statements and the policies and principles set forth in the policies and procedures set forth in Section 1.01(d) of the Company Disclosure Schedule and, in the event of any conflict between such policies and procedures and GAAP, the policies and procedures set forth in Section 1.01(d) of the Company Disclosure Schedule shall control. The Acquiror Closing Statement shall be accompanied by reasonably detailed schedules indicating a calculation of the items constituting the Closing Working Capital, and the Adjustment Amount, if any, and any other supporting documents. If Acquiror does not deliver to Seller the Acquiror Closing Statement by the Closing Statement Due Date, then, at the election of Seller, either (x) Seller may prepare its own version of the Acquiror Closing Statement and present such Acquiror Closing Statement to Acquiror within an additional sixty (60) calendar days or (y) the Adjustment Amount will be deemed to be zero. (b) Seller and its officers, directors, accountants and other advisors shall be permitted reasonable access to the personnel of the Company and its Subsidiaries and the books and records, work papers and calculations of the Company and its Subsidiaries that are reasonably necessary to evaluate the Acquiror Closing Statement and to prepare objections. If Seller disagrees with all or any portion of the Acquiror’s Calculations, Seller shall notify Acquiror of such disagreement in writing (a “Notice of Disagreement”) specifying in reasonable detail the particulars of such disagreement within forty-five (45) calendar days after Seller’s receipt of the Acquiror Closing Statement. If Seller is provided after the delivery of the Notice of Disagreement additional or new information related to the Acquiror’s Calculations, Seller shall have the right to update the Notice of Disagreement based on such additional or new information. If Seller fails to provide a Notice of Disagreement within such forty-five (45)- day period, then the Acquiror’s Calculations as set forth in the Acquiror Closing Statement shall be final and binding on the parties. If Seller delivers a Notice of Disagreement to Acquiror within the forty-five (45) day period, then any amount set forth in the Acquiror

-10- Closing Statement that is not in dispute on the date such Notice of Disagreement is given shall be treated as final and binding and any disagreement (all such disagreements, the “Disputed Amounts”) shall be resolved as follows: (i) Acquiror and Seller shall use their good faith reasonable efforts for a period of forty-five (45) calendar days after Seller’s delivery of the Notice of Disagreement (or such longer period as Acquiror and Seller shall mutually agree upon) to resolve any Disputed Amounts. All such discussions related thereto (including any written communications, analysis or calculations undertaken in connection with such discussions) shall be governed by Rule 408 of the Federal Rules of Evidence and any applicable similar state rule or precedent. (ii) If, at the end of such period, Acquiror and Seller are unable to resolve such Disputed Amounts in writing, Acquiror and Seller shall jointly select an independent auditor of recognized national standing to resolve any remaining Disputed Amounts (such independent auditor, the “Independent Auditor”). The Independent Auditor will consider only those Disputed Amounts, and the Independent Auditor’s determination shall be based solely on the terms and provisions of this Agreements (including the definitions and the policies and procedures set forth in Section 1.01(d) of the Company Disclosure Schedule). With respect to any specific Disputed Amount, the Independent Auditor shall not assign a value greater than the higher amount calculated by Acquiror or Seller, as the case may be, and no lower than the lower amount calculated by Acquiror or Seller, as the case may be. The determination by such Independent Auditor shall be (1) in writing, (2) made as promptly as practical after the submission of such Disputed Amounts to such Independent Auditor (and Acquiror and Seller shall use commercially reasonable efforts to cause the Independent Auditor to make such determination no later than thirty (30) days after the date of submission) and (3) final, binding, non-appealable and conclusive on the parties for all purposes hereof absent manifest error. The fees and expenses of such Independent Auditor shall be borne by Acquiror and Seller in proportion to the aggregate amount of all disputed items as to which such party’s claim was unsuccessful. There shall be no ex parte communications by Seller or Acquiror or either of their respective Affiliates and their respective officers, directors, employees, advisors or other representatives with the Independent Auditor regarding the subject of such Disputed Amounts. (c) Following final calculations of the amounts of the Closing Working Capital and the Adjustment Amount in accordance with this Section 1.03, (i) if the Target Working Capital Amount is greater than the Closing Working Capital, then, the principal amount outstanding under the VTB Note shall be decreased by an amount equal to the absolute value of the Adjustment Amount; provided, however, that if the absolute value of the Adjustment Amount exceeds the then outstanding principal amount under the VTB Note, first, the Total Cash Holdback Amount and, to the extent the Total Cash Holdback Amount is not sufficient, second the Total Stock Holdback Amount shall be decreased in the amount of such excess; provided, further, that, except in the case of fraud by Seller, in no event shall Parent or Acquiror have any recourse against Seller or any other Person for the Adjustment Amount in excess of USD $6,000,000 and neither

-11- Seller nor any other Person will have any obligation to make any additional payments in respect of such excess part of the Adjustment Amount; (ii) if the Target Working Capital Amount is less than the Closing Working Capital, then the principal amount outstanding under the VTB Note shall be increased by an amount equal to the absolute value of Adjustment Amount pursuant to the terms of the VTB Note; provided, that in no event shall Seller have any recourse against Acquiror, Parent or any other Person for the Adjustment Amount in excess of USD $6,000,000 and neither Acquiror, Parent nor any other Person will have any obligation to make any additional payments in respect of such excess part of the Adjustment Amount, in each case, except in the case of fraud by Parent or Acquiror; and (iii) if the Target Working Capital Amount is equal to the Closing Working Capital, neither Seller nor Acquiror shall have any payment obligation pursuant to this Section 1.03(c). Section 1.04 Closing and Closing Deliverables. (a) Closing. The closing of the Acquisition (the “Closing”) will take place at 10:00 AM (New York time) on the date hereof (such date of the Closing, the “Closing Date”) remotely via the electronic exchange of signature pages and closing deliverables (i.e., email of PDF documents) (with originals to be delivered as soon as reasonably practicable after the Closing to the party hereto that requests them). All actions listed in Section 1.04(b) or Section 1.04(c) that occur on the Closing Date shall be deemed to occur simultaneously at the Closing, unless otherwise specified herein. (b) Seller Closing Deliverables. At the Closing, Seller shall deliver or cause to be delivered to Acquiror and Parent the following: (i) the Stock Power; (ii) a long-form certificate of good standing from the Secretary of State of the State of Delaware which is dated within three (3) Business Days prior to Closing with respect to the Company; (iii) a certificate validly executed by the Secretary or other officer of the Company, certifying (A) as to the terms and effectiveness of the Organizational Documents and (B) as to the valid adoption of resolutions of the Board of Directors of the Company whereby this Agreement and the transactions contemplated hereunder were unanimously approved by the Board of Directors of the Company; (iv) evidence reasonably satisfactory to Parent of the resignation of each director and officer of the Company and its Subsidiaries in office immediately prior to the Closing, effective as of, and contingent upon, the Closing; (v) a duly executed and properly completed IRS Form W-8 of Seller; and (vi) a copy of the FIRPTA Certificate; provided that the sole remedy of Parent and Acquiror for Seller’s failure to deliver or cause to be delivered such FIRPTA Certificate shall be

-12- for Acquiror to withhold Taxes from the consideration otherwise payable to Seller as required under Section 1445 of the Code. (c) Parent and Acquiror Closing Deliverables. At the Closing, Parent and Acquiror shall deliver or cause to be delivered to Seller: (i) duly executed copies of the VTB Note and the Security Agreement; and (ii) a copy of the resolutions of the board of directors of Parent approving the issuance of Parent Class A Common Stock to Seller and any other documents evidencing the issuance of Parent Class A Common Stock as may be reasonably requested by Seller. Section 1.05 Tax Consequences Acquiror makes no representations or warranties to the Company or to Seller regarding the Tax treatment of the Acquisition, or any of the Tax consequences to the Company or Seller of this Agreement, the Acquisition or any of the other transactions or agreements contemplated hereby. The Company and Seller each acknowledges that they are relying solely on their own Tax advisors in connection with this Agreement, the Acquisition and the other transactions and agreements contemplated hereby. Section 1.06 Withholding Rights. Acquiror and any of its Affiliates shall be entitled to deduct and withhold from any payments payable by it under this Agreement to any Person, such amounts as are required to be deducted and withheld with respect to any such payments under the Code or any provision of applicable Tax Legal Requirements; provided, that Acquiror, the Company and Seller agree that no amounts shall be withheld or deducted from any payment made to Seller for any U.S. withholding Tax so long as a certificate and accompanying notice described in Treasury Regulation Section 1.1445-2(c)(3) and 1.897-2(h)(2), in substantially the form attached hereto as Exhibit B, dated as of the Closing Date and executed by the Company (the “FIRPTA Certificate”), is delivered to Acquiror on the Closing Date; provided, further, that if Acquiror or any of its Affiliates intends to deduct and withhold any amounts with respect to any payment pursuant to applicable Tax Legal Requirements, Acquiror shall provide at least five (5) Business Days prior notice to the Person with respect to which the deduction or withholding is to be made (and the notice will include the legal authority and the calculation for the expected deduction or withholding). To the extent that amounts are so withheld and properly paid over to the appropriate Tax Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the Person in respect of which such deduction and withholding was made. The parties shall reasonably cooperate in good faith to minimize the amount of any such deduction or withholding to the extent permitted under applicable Tax Legal Requirement.

-13- ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY Subject to the disclosures set forth in the disclosure schedule of the Company delivered to Acquiror concurrently with the parties’ execution of this Agreement (the “Company Disclosure Schedule”) (it being understood and hereby agreed that (i) the disclosures set forth in the Company Disclosure Schedule shall be organized under separate section and subsection references that correspond to the sections and subsections of this Article II to which disclosure relates, and (ii) the disclosure set forth in a particular section or subsection of the Company Disclosure Schedule shall qualify every other section or subsection of this Article II to the extent that it is reasonably apparent from the face of such disclosure that such disclosure would apply to such other section or subsection), the Seller and the Company, severally and not jointly, represents and warrants to Acquiror as of the Closing Date (except as otherwise expressly contemplated by this Agreement) as follows: Section 2.01 Organization, Good Standing, Power and Qualification. (a) Each of the Company and its Subsidiaries is duly organized, and is validly existing and in good standing, under the laws of the jurisdiction of its organization. The Company has the requisite power and authority to enter into and perform this Agreement and the other Transaction Agreements to which it is, or will be, a party (the “Company Related Agreements”), to own and operate its properties and assets and to carry on its business. Each of the Company and its Subsidiaries is duly qualified and is authorized to transact business and is in good standing in each jurisdiction in which the character or location of its assets or properties (whether owned, leased or licensed) or the nature of its businesses make such qualification necessary, except, in each case, for any such failures that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries. There are no stockholders’ agreement or similar arrangements or Contracts that relate to the corporate governance of the Company, or the rights, preferences, privileges or obligations of Seller in its capacity as the stockholder of the Company, other than the Organizational Documents. The Company has made available a true and correct copy of the Organizational Documents to Acquiror. Section 2.01(a) of the Company Disclosure Schedule set forth each jurisdiction where the Company is qualified to transact business. (b) Section 2.01(b) of the Company Disclosure Schedule lists every state or foreign jurisdiction in which the Company has Employees or facilities or otherwise conducts its business (specifying the existence of Employees or facilities or the conduct of business in each such state or foreign jurisdiction). The operations now being conducted by the Company are not now and have never been conducted by the Company under any other name. (c) Section 2.01(c) of the Company Disclosure Schedule lists the directors and the officers of the Company and its Subsidiaries as of the Closing Date, separately noting which of such directors and officers has any rights to indemnification from the Company or its Subsidiaries in their capacities as the directors and officers of the Company and its Subsidiaries (other than pursuant to the Organizational Documents and applicable Legal Requirements). No indemnification claims have been asserted against the Company or any of its Subsidiaries by any current or former director or officer of the Company or any of its Subsidiaries.

-14- (d) Section 2.01(d) of the Company Disclosure Schedule lists all Subsidiaries of the Company, their respective jurisdiction of organization and each Subsidiary’s authorized and outstanding equity interests. The Company, directly or indirectly, owns all such issued and outstanding equity interests of each of its Subsidiaries. Except as set forth in Section 2.01(d) of the Company Disclosure Schedule, the Company (i) does not, directly or indirectly, own any equity interest in any Person and (ii) has neither agreed nor is obligated to make any future investment in or capital contribution to any other person. Section 2.02 Capitalization. (a) The authorized capital of the Company consists solely of 1,000 shares of Company Common Stock, of which 1,000 are issued and outstanding as of the Closing Date. No Person, other than Seller, holds any issued or outstanding shares of Company Common Stock or any interest therein. (b) All outstanding equity securities of each Subsidiary are owned of record and beneficially by the Company, free and clear of all Encumbrances (other than those Encumbrances arising from applicable U.S. federal and state securities laws regarding the transfer of securities). All of the outstanding equity securities of the Company and each of its Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. No Subsidiary of the Company has any outstanding subscription, option, warrant, call or exchange right, convertible security, or other Contract or other obligations in effect giving any Person (other than another Subsidiary of the Company or the Company) the right to acquire any equity security of any Subsidiary of the Company. The Company Common Stock is held solely by Seller. (c) Except as set forth in Section 2.02(c) of the Company Disclosure Schedule, the Company does not have authorized, issued or outstanding any (A) shares of capital stock or other voting securities or equity interests of the Company, (B) securities of the Company convertible into or exchangeable or exercisable for shares of capital stock of the Company or other voting securities or equity interests of the Company, (C) stock appreciation rights, “phantom” stock rights, preemptive rights, performance units, interests in or rights to the ownership or earnings of the Company or other equity equivalent or equity-based award or right, (D) subscriptions, options, warrants, calls, commitments, Contracts or other rights to acquire from the Company, or obligations of the Company to issue, any shares of capital stock of the Company, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or other voting securities or equity interests of the Company or rights or interests described in clause (C) of this Section 2.02(c), or (E) obligations of the Company to repurchase, redeem or otherwise acquire any such securities or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such securities. No share of Company Common Stock is subject to any Encumbrance, co-sale right, “drag-along” right, preemptive right, right of first refusal or other right to purchase, register or transfer such stock (whether in favor of the Company or any other Person). The Company has no liability for accrued or declared but unpaid dividends payable on any equity securities of the Company. (d) Except as set forth in Section 2.02(d) of the Company Disclosure Schedule, (i) the Company has not adopted, sponsored or maintained any option plan or any other plan or agreement

-15- providing for equity compensation or profits interest to any Person, and (ii) has not issued any stock options or other equity or equity-linked awards to any Employees or other Persons. (e) All issued and outstanding shares of Company Common Stock were issued in compliance with all applicable Legal Requirements and Organizational Documents. (f) Upon the consummation of the Closing, Acquiror, immediately after the Closing, will be the sole record and beneficial owner of all of the issued and outstanding shares of Company Common Stock, and will be the sole stockholder of the Company. Section 2.03 Due Authorization; Enforceability. The Company has all requisite power and authority to enter into this Agreement and the Company Related Agreements, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Company Related Agreements, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the Company, and no further action is required on the part of the Company to authorize the Agreement and the Company Related Agreements, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby. No separate vote or consent of Seller is required in connection with the execution, delivery and performance by the Company and Seller of this Agreement and the Company Related Agreements and the consummation of the Acquisition and the other transactions contemplated hereby and thereby under applicable Legal Requirements, the Organizational Documents and any other Contract to which the Company is a party or by which it is bound. The Company Board has (a) unanimously resolved that the Acquisition is in the best interests of the Company, and (b) unanimously approved the Agreement, the Company Related Agreements, the Acquisition and the other transactions contemplated hereby and thereby. This Agreement and each of the Company Related Agreements has been duly executed and delivered by the Company and, assuming that this Agreement and each of the Company Related Agreements constitute valid and binding obligations of Parent and Acquiror, constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar Legal Requirements affecting the rights of creditors generally and (ii) Legal Requirements governing specific performance, injunctive relief and other equitable remedies. Section 2.04 No Conflict. The execution and delivery by the Company of this Agreement and the Company Related Agreements, the performance by the Company of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to any payment obligation, right of termination, cancellation, modification or acceleration of any benefit or obligation or loss of any benefit under (any such event, a “Conflict”) (a) any provision of the Organizational Documents, (b) any Company Material Agreement or material Lease Agreement to which the Company or any of its Subsidiaries is a party or by which any of its or their properties or assets (whether tangible or intangible) are bound, or (c) any Legal

-16- Requirement applicable to the Company or any of its properties or assets (whether tangible or intangible) except, in the case of clauses (b) or (c), for any such Conflict that would not, individually or in the aggregate, reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole. Section 2.04 of the Company Disclosure Schedule sets forth all necessary consents, waivers and approvals of parties to any Company Material Agreement and any material Lease Agreement as are required thereunder in connection with the Acquisition. Section 2.05 Governmental Consents. Except as set forth in Section 2.05 of the Company Disclosure Schedule, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required on the part of the Company in order to enable the Company to execute, deliver and perform its obligations under this Agreement or the Company Related Agreements and to consummate the transactions contemplated hereby or thereby, except where failure to obtain such consent, approval, order or authorization, or to make such registration, qualification, designation, declaration or filing, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 2.06 Litigation. (a) Except as set forth in Section 2.06(a) of the Company Disclosure Schedule, there is no private or governmental action, suit, proceeding, claim, charge, audit, review, arbitration or investigation of any nature (each, an “Action”) pending, or, to the Company’s knowledge, threatened, against the Company, its Subsidiaries or any of their respective properties or assets, or to the Company’s knowledge, pending or threatened against any of its directors or officers (in their capacities as such or relating to their services to the Company and its Subsidiaries), except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. There is no Action pending or, to the Company’s knowledge, threatened against the Company, its Subsidiaries or any of their respective properties or assets, which seeks to challenge, restrain, enjoin or delay the consummation of the Acquisition. (b) Except as set forth in Section 2.06(b) of the Company Disclosure Schedule, the Company and its Subsidiaries are not subject to any Order, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. Except as set forth in Section 2.06(b) of the Company Disclosure Schedule, there is no Action by the Company currently pending. Section 2.07 Restrictions on Business Activities. Except as set forth in Section 2.07 of the Company Disclosure Schedule, the Company is not bound by any Contract under which the Company is restricted from providing services to any customers or class of customers, or any potential customers or class of customers, in any geographic area, during any period of time, or in any segment of the market, including by means of any grant of exclusivity.

-17- Section 2.08 Intellectual Property. (a) As used in this Agreement, the following terms have the meanings indicated below: (i) “Company IP” means Company IPR and Company Technology. (ii) “Company IPR” means any and all Intellectual Property Rights that are owned or purported by the Company to be owned by the Company or any of its Subsidiaries. (iii) “Company Privacy Policy” means each external or internal privacy policy of the Company or any of its Subsidiaries relating to privacy or the collection, obtainment, interception, compilation, creation, retention, storage, disclosure, transfer, disposal, use, or other processing of Private Information. (iv) “Company Sites” means Internet websites and mobile or tablet applications owned, maintained and operated by or for the Company or any Subsidiary. (v) “Company Source Code” means any software source code, any material portion or aspect thereof, or any proprietary information or algorithm contained in or relating to any software source code, of any Company Technology or any Company Product. (vi) “Contaminant” means any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code, software routine, or hardware components designed or intended to have any of the following functions: (A) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or permitting or causing unauthorized access to, a system, network, or other device; or (B) damaging or destroying any data or file without the user’s consent. (vii) “Incidental Inbound License” means any Contract entered into by the Company or any of its Subsidiaries in the ordinary course of business (A) in which the only license to, or right to use, Intellectual Property owned by third parties granted to the Company or any of its Subsidiaries in such Contract is (1) a license or right to use such third-party Intellectual Property that is implied by or incidental to the transaction contemplated in such Contract, the commercial purpose of which is something other than such license or right to use, such as a sales or marketing Contract that includes an implied or incidental license to use the third party’s Intellectual Property Rights in advertising and selling the third party’s products or otherwise performing under such Contract; (2) shrinkwrap, clickwrap, or other licenses to use commercially available or off-the-shelf software; (3) an Open Source License; or (4) non-exclusive licenses granted from employees or contractors; or (B) that are nondisclosure or confidentiality agreements. (viii) “Incidental Outbound License” means any Contract entered into by the Company or any of its Subsidiaries in the ordinary course of business (A) in which the only license to, or right to use, Company IP in such Contract is (1) a non-exclusive license to, or right to use, Company IP granted by the Company or a Subsidiary of the Company that is implied by or incidental to the transaction contemplated in such Contract, the commercial purpose of which is something other than such license, such as a sales or marketing Contract that

-18- includes an implied incidental license to use the Company’s or any of its Subsidiaries’ Trademarks or feedback in advertising and selling Company Services or otherwise performing under such Contract, and which Contract does not involve any trade secrets or source code of the Company or any of its Subsidiaries; or (2) non-exclusive licenses granted to customers or vendors or service providers (including non-exclusive licenses of the Company Services and non-exclusive agreements to provide the Company Service); or (B) that are nondisclosure or confidentiality agreements. (ix) “Intellectual Property” means Intellectual Property Rights and Technology. (x) “Intellectual Property Rights” means all intellectual property rights and proprietary rights in, arising out of, or associated with Technology in any jurisdiction, including: (A) all such rights in, arising out of, or associated with Inventions, Invention disclosures and improvements, including all United States, foreign and international patents and utility models and applications therefor (including provisional applications) and all reissues, divisionals, renewals, extensions, provisionals, continuations and continuations in part thereof; (B) all such rights in, arising out of, or associated with Works of Authorship, including copyrights (registered or otherwise), mask works, copyright and mask work registrations and applications and all other rights corresponding thereto throughout the world, and all rights therein provided by international treaties or conventions; (C) all such rights in, arising out of, or associated with industrial designs and any registrations and applications therefor; (D) all such rights in, arising out of, or associated with trade names, logos, trademarks and service marks, words, names, symbols, devices, designs and other designations, and combinations of the preceding items, in each case, used to identify the source of goods or services or to indicate a form of certification, whether or not registered, including all common law rights and rights granted under the Lanham Act, and trademark and service mark registrations and applications and Domain Name registrations, including all marks registered in the United States Patent and Trademark Office and similar offices of other Governmental Entities throughout the world, and all rights therein provided by international treaties or conventions and all goodwill symbolized by any of the foregoing (collectively, “Trademarks”); all such rights in, arising out of, or associated with databases (including knowledge databases, customer lists and customer databases); (E) all such rights in, arising out of, or associated with trade secrets and other Proprietary Information, including rights granted under the Uniform Trade Secrets Act; and (F) all such rights in software and Technology. (xi) “Open Source License” means (A) any so-called “open source,” “copyleft,” “freeware” or “general public” license (including the GNU General Public License (GPL), the GNU Affero General Public License (AGPL), BSD licenses and the Apache License); (B) any license that is substantially similar to any of those licenses listed at http://www.opensource.org/licenses/; (C) any Creative Commons license; and (D) any similar license, in each of the foregoing cases (1) requires the licensee to permit reverse- engineering, de-compilation, disassembly or other derivation of the source code or underlying structure of the licensed Technology (such as software) or other Technology containing, incorporated into, derived from, developed from, or distributed or made available with such licensed Technology or (2) requires the licensed Technology or other

-19- Technology containing, incorporated into, derived from, developed from, or distributed or made available with such licensed Technology be (a) distributed or otherwise made available in source code form, (b) licensed for the purpose of making modifications or derivative works or (c) distributed or otherwise made available at no or minimal charge. (xii) “Open Source Software” means any software that is distributed or otherwise made available pursuant to any Open Source License. (xiii) “Personal Data” means: (A) any information if such information is defined as “personal data”, “personally identifiable information”, or “personal information” under any Legal Requirement; or (B) information that is associated, directly or indirectly (by, for example, records linked via unique keys), with an individual. (xiv) “Privacy Law” means all Legal Requirements, Company Privacy Policies, contractual obligations, including, to the extent applicable, the PCI Data Security Standard, that pertains to privacy or restrictions or obligations related to the collection, use, disclosure, transfer, transmission, storage, security, hosting, disposal, retention, interception or other processing of Private Information. (xv) “Private Information” means any Personal Data, or any Company confidential or proprietary business information. (xvi) “Registered IP” shall mean all Intellectual Property Rights that are the subject of a pending application or registration issued by, filed or registered with or recorded by the U.S. Patent & Trademark Office or U.S. Copyright Office or any corresponding Governmental Entity in any jurisdiction. (xvii) “Scheduled In-Licenses” means the Contracts listed or required to be listed on Section 2.08(d) of the Company Disclosure Schedule. (xviii) “Scheduled Out-Licenses” means the Contracts listed or required to be listed on Section 2.08(e) of the Company Disclosure Schedule. (xix) “Technology” means all technology and technical and other information, tangible or intangible, regardless of form, including any or all of the following and any tangible embodiments thereof: (A) published and unpublished works of authorship, including audiovisual works, collective works, computer programs and other software (whether in source code or executable form), documentation, compilations, derivative works, literary works, maskworks and sound recordings (“Works of Authorship”); (B) inventions (whether or not patentable), discoveries, improvements, business methods, compositions of matter, machines, methods, processes and new uses for any of the preceding items (“Inventions”); (C) proprietary and confidential information and trade secrets, including algorithms, customer lists, ideas, designs, formulas, know-how, methods, processes, programs, prototypes, systems and techniques (“Proprietary Information”); (D) Trademarks; and (E) domain names and web addresses (“Domain Names”). (b) Registered IP. Section 2.08(b) of the Company Disclosure Schedule contains a true, correct and complete list of all Registered IP owned by, filed in the name of, or applied for by, the

-20- Company or one of its Subsidiaries (“Company Registered IP”). To the knowledge of the Company, there are no facts or circumstances relating to any material Company Registered IP that would constitute fraud or a misrepresentation with respect thereto or that would otherwise affect the enforceability thereof. (c) Title to and Enforceability of Company IP. The Company or one of its Subsidiaries is the sole and exclusive owner of each item of Company IP, and that ownership is free and clear of any Encumbrances, other than Permitted Encumbrances. To the knowledge of the Company, no Company IP is subject to any proceeding or outstanding decree, order, judgment or settlement agreement, stipulation, or Encumbrance that restricts in any manner the use, transfer or licensing thereof by the Company or any of its Subsidiaries or may affect the validity, use, or enforceability of such Company IP. To the Company’s knowledge, all Company IPR is valid and enforceable, and there are no facts or circumstances that would render any Company IPR unenforceable. In each case in which the Company or any of its Subsidiaries has acquired any ownership of material Intellectual Property Rights from any Person, including as a result of engaging any Person to develop or create any Intellectual Property for the Company or any of its Subsidiaries, the Company or such Subsidiary, as the case may be, has obtained a valid assignment sufficient to transfer all such Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to the Company or such Subsidiary, as the case may be (or all such rights have vested in the Company or one of its Subsidiaries by operation of law). (d) In-Licenses. Section 2.08(d) of the Company Disclosure Schedule contains a true, correct and complete list of all Contracts pursuant to which a third party has licensed or granted any right to the Company or one of its Subsidiaries in, to, or under any Intellectual Property (including any covenant not to assert or enforce Intellectual Property) that is material to the conduct of the business of the Company and its Subsidiaries as currently conducted, other than Intellectual Property licensed to the Company or one of its Subsidiaries pursuant to Incidental Inbound Licenses (together with Scheduled In-Licenses, the “Inbound License Agreements”). To the knowledge of the Company, there are no facts or circumstances that would cause the Company to be in breach of Section 2.16(b) with respect to any of the Scheduled In-Licenses. (e) Out-Licenses. Section 2.08(e) of the Company Disclosure Schedule contains a true, correct and complete list of all Contracts, licenses and agreements to which the Company is a party or by which it is bound or is otherwise obligated to perform and pursuant to which the Company has, directly or indirectly, granted, licensed or provided any Company IP (including any covenant not to assert or enforce Company IP) to third parties, as a service or otherwise, that is material to the conduct of the business of the Company and its Subsidiaries as currently conducted, other than Incidental Outbound Licenses. To the knowledge of the Company, there are no facts or circumstances that would cause the Company to be in breach of Section 2.16(b) with respect to any of the Scheduled Out-Licenses. (f) Sufficiency of Intellectual Property. Except as set forth in Section 2.08(f) of the Company Disclosure Schedule, the Company IP owned by the Company, together with the third-party Intellectual Property licensed pursuant to the Inbound License Agreements or that the Company or its Subsidiaries otherwise have a right to use, constitutes all of the Intellectual

-21- Property used in or necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted. (g) Infringement by the Company. Except as set forth on Section 2.08(g) of the Company Disclosure Schedule, (i) to the knowledge of the Company, the operation of the business of the Company and its Subsidiaries as previously conducted and as currently conducted, including the design, development, use, import, branding, advertising, promotion, marketing, manufacture, provision, delivery, sale and licensing out of any Company Product, has not infringed, misappropriated or otherwise violated, does not infringe, misappropriate or otherwise violate, any Intellectual Property Rights of any Person, (ii) neither the Company nor any of its Subsidiaries has received notice from any Person claiming that any of the foregoing has occurred nor, to the knowledge of the Company, is there any basis therefor, and (iii) neither the Company nor any of its Subsidiaries has received any invitation from any Person to obtain a license to any Intellectual Property. (h) Effect of Transactions and Restrictions on Business. To the knowledge of the Company, neither the execution of the Transaction Agreements nor the consummation of the transactions contemplated by the Transaction Agreements will cause or result in Acquiror, the Company, or any of their respective Subsidiaries or affiliates (i) granting to any third party any right to or with respect to any Intellectual Property (other than rights granted by the Company or any of its Subsidiaries prior to the Agreement Date to Intellectual Property owned by the Company or any of its Subsidiaries prior to the Agreement Date); (ii) being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses (excluding any non-compete or other material restriction that arises from any agreement to which the Company or one of its Subsidiaries is not a party); or (iii) being obligated to pay any royalties or other fees or consideration with respect to Systems or other Intellectual Property in excess of those payable by the Company and its Subsidiaries in the absence of this Agreement and the transactions contemplated hereby. (i) No Third Party Infringement. (i) To the knowledge of the Company, no Person is infringing, misappropriating or otherwise violating any Company IPR, and (ii) neither the Company nor or any of its Subsidiaries has brought any claims, suits, arbitrations or other adversarial proceedings before any Governmental Entity or arbitral tribunal against any Person with respect to any Company IPR. (j) Proprietary Information Agreements. All employees of the Company and its Subsidiaries, and all current and former consultants of the Company and its Subsidiaries who have been involved in any manner in the creation or development of material Company IP for the Company or any of its Subsidiaries have executed the applicable form agreement. The Company and its Subsidiaries have taken all commercially reasonable steps required or necessary to protect the confidentiality of their Proprietary Information and trade secrets and those of any third party that has provided any Proprietary Information or trade secrets to the Company or any of its Subsidiaries. No employee has excluded any material Intellectual Property Right used in or necessary for use in the business of the Company and its Subsidiaries from any assignment of, or agreement to assign, Intellectual Property Rights to the Company. To the knowledge of the Company, all employees are in compliance, and have been in compliance at all relevant times, with all obligations set forth in any proprietary information,

-22- confidentiality and assignment agreement or consulting agreement containing proprietary information, confidentiality and invention assignment provisions. (k) No Government Funding. No government funding, facilities or resources of a university, college, other educational institution, multi-national, bi-national or international organization or research center was used in the development of any Company IP. (l) Open Source Software. To the knowledge of the Company, (i) the Company and its Subsidiaries have not used, incorporated, modified, or distributed any Open Source Software, in whole or in part, in any manner that would (A) require the disclosure or distribution in source code form of any Company Technology or any portion of any Company Product; (B) require the licensing of any Company Technology or any portion of any Company Product for the purpose of making derivative works; (C) grant, or require the Company or any of its Subsidiaries to grant, the right to decompile, disassemble, reverse engineer or otherwise derive the source code or underlying structure of any Company Technology or any portion of any Company Product; (D) impose any restriction on the consideration to be charged for the marketing, licensing, distribution or otherwise making available of any Company Technology or any portion of any Company Product; (E) create, or purport to create, obligations for the Company or any of its Subsidiaries with respect to Company IP or grant, or purport to grant, to any third party, any rights or immunities pursuant to any Company IP; or (F) impose any other material limitation, restriction or condition on the right of the Company or any of its Subsidiaries to use, hold for use, license, host, distribute or otherwise make available or dispose of any Company Technology or any Company Product; and (ii) with respect to any Open Source Software that is or has been used by the Company or any of its Subsidiaries, the Company and its Subsidiaries have been and are in material compliance with all applicable licenses with respect thereto. (m) Company Source Code. Except as set forth on Section 2.08(m) of the Company Disclosure Schedule, neither the Company or any of its Subsidiaries nor any Person acting on its or their behalf has disclosed, delivered or licensed to any escrow agent or other Person, or agreed to disclose, deliver or license to any escrow agent or other Person, any Company Source Code except for disclosures to employees pursuant to agreements that prohibit use and disclosure except in the performances of services to the Company or one of its Subsidiaries. To the knowledge of the Company, no event has occurred, and no circumstance or conditions exists, that (with or without notice or lapse of time or both) will, or could reasonably be expected to, result in the delivery, license or disclosure of any Company Source Code to any third party. The Company has taken all commercially reasonable efforts customary in the software industry to document the Company Source Code and its operation. (n) Contaminants. To the knowledge of the Company, (i) all Company Technology, Company Products and Company Services (and all parts thereof), and the Technology used to deliver all Company Services, are free of any and all Contaminants; and (ii) the Company and its Subsidiaries use industry standard measures, which measures are no less than reasonable, that are designed to prevent the introduction of Contaminants into Company Technology and Company Services and the Technology used to deliver Company Services from Technology licensed or otherwise obtained from third parties.

-23- (o) Systems. Except as set forth in Section 2.08(o) of the Company Disclosure Schedule, to the knowledge of the Company, the computer, information technology and data processing systems, facilities and services used by the Company and its Subsidiaries, including all software, hardware, networks, communications facilities, platforms and related systems and services in the custody or control of or licensed to the Company and its Subsidiaries (collectively, “Systems”), are reasonably sufficient for the existing needs of the Company and its Subsidiaries, and are in working condition to sufficiently perform all operations necessary for the operation of the Company and its Subsidiaries and the provision of the Company Services. (p) Privacy. (i) Privacy and Customer Data. The Company, each Subsidiary, the Company Sites and the Company Services, and all third parties having access to Private Information collected or maintained by or for the Company or any Subsidiary comply in all material respects with all applicable Privacy Laws. The execution, delivery and performance of this Agreement, and the transfer of all Private Information maintained by or for the Company and its Subsidiaries to Acquiror or its Subsidiaries (including, after Closing, the Company) is and will be compliant with all Privacy Laws. (ii) There is no, and has been no, complaint to, or proceeding, investigation (formal or informal) or Action, in each case, against or pertaining to the Company, or any of its Subsidiaries by any private party, any data protection authority, or any other Governmental Entity, relating to (A) the collection, obtainment, interception, compilation, creation, retention, storage, security, disclosure, transfer, disposal, use, or other processing of Private Information by or for the Company or any of its Subsidiaries or (B) the security, confidentiality, availability, or integrity of information technology assets used by the Company or any of its Subsidiaries. (iii) Protection of Private Information. The Company and its Subsidiaries have at all times had commercially reasonable security measures in place designed to protect Private Information maintained or processed by or for the Company or its Subsidiaries against loss and against unauthorized access, use, modification, disclosure or other misuse. No material loss of, unauthorized access to, or unauthorized use, modification, alteration, destruction, disclosure, or other misuse of, any data, maintained or processed by or for the Company or any of its Subsidiaries has occurred. (iv) Security Measures. The Company and its Subsidiaries have appropriate disaster recovery and security plans, procedures and facilities for its and their businesses and have taken reasonable steps consistent with industry standards to safeguard the availability, security and integrity of the Systems and the data and information stored thereon (including from infection by Contaminants and from unauthorized access). There have been no material unauthorized intrusions or breaches of the security of the Systems or any other unauthorized access to or use of the Systems.

-24- Section 2.09 Compliance with Legal Requirements; Permits. (a) Except as set forth in Section 2.09(a) of the Company Disclosure Schedule, the Company and its Subsidiaries have complied in all material respects with, and are not in material violation of, the applicable Legal Requirements. The Company has not received any notice of any material violation of any such Legal Requirement which has not been fully remedied. There is no pending or, to the knowledge of the Company, threatened regulatory action or investigation (other than non-material routine or periodic inspections or reviews) against the Company or any of its Subsidiaries. (b) The Company and its Subsidiaries hold each material consent, license, permit, grant or other authorization (a) pursuant to which the Company and its Subsidiaries currently operate or hold any interest in any of their respective properties or (b) which is required for the operation of the businesses of the Company and its Subsidiaries as currently conducted or the holding of any such interest (collectively, “Company Authorizations”). All of the Company Authorizations have been issued or granted to the Company and/or its Subsidiaries, and are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business as currently conducted or hold any interest in its properties or assets. Section 2.10 Property and Assets. (a) Neither the Company nor any of its Subsidiaries owns any real property. Section 2.10(a) of the Company Disclosure Schedule sets forth a list of the address for all real property currently leased, subleased or licensed by or from the Company or any of its Subsidiaries or otherwise used or occupied by the Company or any of its Subsidiaries for the operation of its business (the “Leased Real Property”), including the Lease Agreements (as defined below) with respect thereto. (b) The Company has made available to Acquiror true, correct and complete copies of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to the Leased Real Property, including all material amendments, terminations and modifications thereof to which the Company or any of its Subsidiaries is a party (“Lease Agreements”), and there are no other Lease Agreements for real property affecting the Leased Real Property or to which the Company or any of its Subsidiaries is bound. All such Lease Agreements are valid and effective in accordance with their respective terms (subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar Legal Requirements affecting the rights of creditors generally and (ii) Legal Requirements governing specific performance, injunctive relief and other equitable remedies), and there is not, under any of such Lease Agreements, any existing material default (or event which with notice or lapse of time, or both, would constitute a material default) by the Company or any of its Subsidiaries. The Company has not received any notice of a default, alleged failure to perform, or any offset or counterclaim with respect to any such Lease Agreement, which has not been fully remedied or withdrawn. Except as set forth in Section 2.10(b) of the Company Disclosure Schedules, the occurrence of the Closing will not affect the enforceability against any Person of any such Lease Agreement or the rights of the Company (or its Subsidiaries) to the continued use and possession of the material Leased Real Property for the conduct of

-25- business as presently conducted. The Company or one of its Subsidiaries currently occupies all of the Leased Real Property for the operation of its business. There are no other parties occupying, or with a right to occupy, the Leased Real Property. (c) The Leased Real Property is in good operating condition and repair, normal wear and tear excepted. (d) The Company or one of its Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Encumbrances, except (i) as reflected in the Company Financial Statements and (ii) Permitted Encumbrances. (e) The equipment owned or leased by the Company and its Subsidiaries are structurally sound, in good operating condition and repair (normal wear and tear excepted), and, together with the Transition Services, adequate for the uses to which they are being put, and none of such equipment is in need of maintenance or repairs other than ordinary, routine maintenance that is not material in nature or cost. (f) The assets owned and leased by the Company and its Subsidiaries (together with the Transition Services) constitute all the assets used in connection with the business of Company and its Subsidiaries. Such assets constitute all the assets necessary for the Company and its Subsidiaries to continue to conduct its business of the Company and its Subsidiaries as currently conducted or as proposed to be conducted after the Closing in substantially the same manner as conducted prior to the Closing and are in conformity with all applicable laws, rules and regulations. Section 2.11 Company Financial Statements. (a) Attached as Section 2.11(a) of the Company Disclosure Schedule are the unaudited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2022, and the related unaudited consolidated statements of income and cash flow of the Company and its Subsidiaries, together with all related notes and schedules thereto, and the unaudited consolidated balance sheet of the Company and its Subsidiaries as of July 31, 2023 (the “Company Balance Sheet Date” all such financial statements being collectively referred to herein as the “Company Financial Statements”). The Company Financial Statements (x) are true and correct in all material respects, (y) have been prepared in accordance with GAAP consistently applied through the periods indicated and consistent with each other and (z) fairly present in all material respect the financial condition of the Company and its Subsidiaries at the date or dates therein indicated and the results of operations and cash flows for the period or periods therein specified, except as described therein and in the case of the Company Financial Statements, subject to normal year-end adjustments which will not be material. The unaudited balance sheet of the Company and its Subsidiaries as of the Company Balance Sheet Date is referred to hereinafter as the “Current Balance Sheet”. (b) The Company maintains, in all material respects, accurate business records, financial books and records, personnel records, ledgers, sales accounting records, tax records and related work

-26- papers and other books and records (collectively, the “Books and Records”) reflecting the Company’s assets and Liabilities and maintains proper and adequate internal accounting controls that provide reasonable assurance in all material respects that (i) transactions are executed with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements and to maintain accountability of its assets, and (iii) inventory, accounts, notes and other receivables are recorded accurately and proper procedures are implemented to effect the collection thereof on a timely basis. (c) Neither the Company nor, to the Company’s knowledge, any current or former employee of the Company has identified or been made aware of any fraud that involves the Company’s management or other current or former employee of the Company or its Subsidiaries who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company and its Subsidiaries, or any fraud claim or allegation. Section 2.12 Activities Since the Company Balance Sheet Date. Except as set forth in Section 2.12 of the Company Disclosure Schedule, since the Company Balance Sheet Date: (a) there have not been any modifications or changes to the Company’s Organizational Documents or the Organizational Documents of any Subsidiary of the Company; (b) the Company has not authorized or made any dividends upon or with respect to any shares of Company Common Stock, or split, combined or reclassified any shares of Company Common Stock or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for Company Common Stock, or repurchased, redeemed or otherwise acquired, directly or indirectly, any shares of Company Common Stock (or options, warrants or other rights exercisable therefor); (c) the Company or any of its Subsidiaries has not made any expenditure or entered into any commitment for capital expenditure not consistent with the current capital expenditures budget of the Company and its Subsidiaries; (d) the Company or any of its Subsidiaries has not (i) incurred any indebtedness for money borrowed, (ii) incurred any other Liabilities that are required to be reserved against GAAP exceeding USD $100,000, individually, or USD $250,000, in the aggregate, other than in the ordinary course of business, or (iii) created any Encumbrances, other than Permitted Encumbrances, on any of its assets; (e) the Company or any of its Subsidiaries has not made any loans, guarantees or advances to any Person, other than advances to employees for travel and business expenses in the ordinary course of business consistent with past practice; (f) the Company or any of its Subsidiaries has not engaged in or entered into any material transaction or commitment, or relinquished any material right, outside the ordinary course of the Company’s business consistent with past practice;

-27- (g) the Company or any of its Subsidiaries has not paid, discharged, waived or satisfied, in an amount in excess of USD $100,000 in any one case, or USD $250,000 in the aggregate, any claim, Liability, loan or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of Liabilities reflected or reserved against in the Company Financial Statements; (h) the Company or any of its Subsidiaries has not (i) changed or revoked any Tax election, (ii) changed any Tax accounting method or Tax accounting period, (iii) entered into any Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement (in each case other than any agreement that is solely between the Company or any of its Subsidiaries or any agreement the principal subject matter of which is not Taxes) or any “closing agreement” within the meaning of Section 7121 of the Code (or similar provision of state, local or foreign Legal Requirement), (iv) settled, resolved or compromised any Tax claim or assessment by any Tax Authority against the Company or any of its Subsidiaries, (v) consented to any extension or waiver of the statute of limitations period applicable to any Tax assessment or the collection of any Tax of the Company or any of its Subsidiaries, or (vi) filed any amended any Tax Return; and (i) there has not occurred any event or events that have had, or would reasonably be expected to have, a Material Adverse Effect. Section 2.13 No Finder’s Fees. Except as set forth in Section 2.13 of the Company Disclosure Schedule, the Company and its Subsidiaries have not incurred, and will not incur, directly or indirectly, any Liability for brokerage or finders’ fees or agents’ commissions, fees related to investment banking or similar advisory services or any similar charges in connection with this Agreement or any transaction contemplated hereby, nor will Acquiror incur, directly or indirectly, any such Liability based on arrangements made by or on behalf of the Company or its Subsidiaries. Section 2.14 Insurance. Section 2.14 of the Company Disclosure Schedule lists all material insurance policies (by policy number, insurer, annual premium and expiration date) held by the Company and its Subsidiaries, copies of which have been made available to Acquiror. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid and the Company and its Subsidiaries are otherwise in compliance with the terms of such policies and bonds. All such policies and bonds remain in full force and effect, and the Company’s knowledge, there is no threatened termination of, or material premium increase with respect to, any of such policies. Section 2.15 Tax Returns and Payments. (a) Except as set forth in Section 2.15(a) of the Company Disclosure Schedule, each of the Company and its Subsidiaries has (i) timely filed all Tax Returns that it is required by applicable Legal Requirements to file, and all such Tax Returns are true, correct and complete in all material respects, (ii) timely paid all Taxes it is required to pay (whether or not shown

-28- on any Tax Return), and (iii) withheld or collected all material Taxes required to be withheld or collected therefrom, and has paid the same to the proper Tax Authority or authorized depositories in accordance with applicable Legal Requirements. (b) There is no Tax deficiency or adjustment outstanding, assessed or proposed by any Tax Authority in writing against the Company or any of its Subsidiaries that remains unpaid or unresolved, nor has the Company or any of its Subsidiaries executed any waiver of any statute of limitations on or extension of the period for the assessment or collection of any Tax of the Company or any of its Subsidiaries which waiver or extension remains outstanding. No audit, examination or other proceeding by or that includes any Tax Authority of any Tax Return or Taxes of the Company or any of its Subsidiaries is presently in progress, nor has the Company or any of its Subsidiaries been notified by any Tax Authority in writing of any request for such an audit, examination or other proceeding that has not been resolved. No written claim has been made by a Tax Authority in a jurisdiction where the Company or any applicable Subsidiary of the Company does not file a particular Tax Return or pay a particular Tax that indicates that the Company or Subsidiary, as applicable, is or may be required to file such Tax Return or pay such Tax, in each case, which has not been resolved. (c) Except as set forth in Section 2.15(c) of the Company Disclosure Schedule, all Taxes of the Company and its Subsidiaries relating to a Pre-Closing Tax Period that have accrued and are unpaid or that are not yet due and payable (i) for periods covered by the Company Financial Statements, have been properly disclosed on the Company Financial Statements in accordance with GAAP and (ii) for periods through the Closing Date not covered by the Company Financial Statements, are accrued on the books and records of the Company or the applicable Subsidiary in accordance with past custom and practices of the Company or such Subsidiary and incurred in the ordinary course of business. The amount of the Company’s and its Subsidiaries’ Liability for unpaid Taxes (A) for periods covered by the Company Financial Statements does not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Current Balance Sheet and (B) for periods through the Closing Date not covered by the Company Financial Statements, does not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) on the books and records of the Company or the applicable Subsidiary in accordance with past custom and practices of the Company or such Subsidiary, and in each case of clauses (A) and (B) as adjusted for the passage of time and subject to customary true-up adjustments consistent with the Company’s past practice. (d) There are no Encumbrances on the assets of the Company or any of its Subsidiaries for Taxes other than Permitted Encumbrances. (e) The Company is not, and has not been during the holding period of Seller, a “United States real property holding corporation” within the meaning in Section 897(c)(2) of the Code. (f) None of the Company or any of its Subsidiaries has entered into any Tax sharing, Tax indemnification or Tax allocation agreement (other than any agreement that is solely between the Company or any of its Subsidiaries or any agreement the principal subject matter of which is not Taxes) that is currently in effect under which Parent, Acquiror, the Company or any of its Subsidiaries could be liable for Taxes of another party thereto.

-29- (g) None of the Company or any of its Subsidiaries has participated in or been the promoter of a reportable transaction under Treasury Regulations Section 1.6011-4(b), including any listed transaction (as defined in Treasury Regulations Section 1.6011-4(b)(2)). (h) The Company uses the accrual method of accounting for U.S. federal income Tax purposes. (i) Neither the Company nor any of its Subsidiaries is subject to Tax in any country other than its country of incorporation or formation by virtue of having a permanent establishment or other fixed place of business or other similar Taxable presence in that country. (j) Neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code. (k) Except as set forth in Section 2.15(k) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liability for Taxes to any Person (other than the Company and its Subsidiaries) as a result of having been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated, combined, unitary or consolidated group for Tax purposes under any U.S. state or local or non-U.S. Legal Requirements (other than a group the common parent of which is the Company), or has any liability for the Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of any U.S. state or local or non-U.S. Legal Requirements), or as a transferee or successor or by Contract (other than Contracts the primary purpose of which is not Tax) or otherwise by operation of an applicable Legal Requirement. (l) All related party transactions entered into between or among the Company and its Subsidiaries have been conducted at arm’s length in material compliance with Section 482 of the Code and the Treasury Regulations promulgated thereunder and any comparable provisions of any other Tax Legal Requirements. (m) There is no agreement, plan, arrangement or other Contract covering any current or former employee or other service provider of the Company or to which the Company is a party or by which the Company is bound that, considered individually or considered collectively with any other such agreements, plans, arrangements or other Contracts, will or could as a result of the transactions contemplated hereby (whether alone or upon the occurrence of any additional or subsequent events), give rise directly or indirectly to the payment of any amount that could reasonably be expected to be non-deductible under Section 162 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) or characterized as a “parachute payment” within the meaning of Section 280G of the Code (or any corresponding or similar provision of state, local or foreign Tax law). (n) The Company is not party to any Contract, agreement, plan or arrangement that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code and the regulations and other guidance promulgated thereunder. The Company is not a party to, or otherwise obligated under, any Contract, agreement, plan or arrangement that provides for the Company to pay a Tax gross-up, equalization or reimbursement payment to any service

-30- provider, including, without limitation, with respect to any Tax-related payments under Sections 280G, 4999 or 409A of the Code. Each Company Employee Plan and each other Contract, agreement, plan, program and arrangement maintained, established or entered into by the Company that constitutes a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) has (i) been maintained and operated in good faith compliance with Section 409A of the Code or an available exemption therefrom, and (ii) been in documentary and operational compliance with Section 409A of the Code or an available exemption therefrom. Neither the Company nor Acquiror has incurred or will incur any Liability or obligation to withhold or report taxes under Section 409A of the Code with respect to any amounts deemed to be compensation subject to Section 409A of the Code. (o) The Company has not (i) elected to defer the payment or deposit of any “applicable employment taxes” under Section 2302 of the CARES Act or IRS Notice 2020-65 that remain outstanding, (ii) claimed any Tax credits under Sections 7001 through 7005 of the Families First Coronavirus Response Act, P.L. 116-127, or (iii) claimed any Tax credits under Section 2301 of the CARES Act. The Company is in compliance in all material respects with all the terms and conditions of any currently applicable Tax exemption, Tax holiday or other similar Tax reduction Contract obtained from a Tax Authority to which the Company is a party. (p) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of: (i) any change in a method of accounting or use of an improper method of accounting for a Pre-Closing Tax Period; (ii) an installment sale or open transaction occurring on or prior to the Closing; (iii) a prepaid amount received or deferred revenue received outside the ordinary course of business on or before the Closing; (iv) any Contract with any Tax Authority relating to Tax matters of the Company or any of its Subsidiaries, including any “closing agreement” under Section 7121 of the Code (or similar provision of state, local or foreign Legal Requirement), executed on or prior to the Closing; or (v) any intercompany item under Treasury Regulation Section 1.1502-13 or excess loss account under Treasury Regulation Section 1.1502-19 that existed prior to Closing. (q) Except as set forth in Section 2.15(q) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is, nor has been during the holding period of the Seller, a (i) partner in any entity that is treated as a partnership for U.S. federal income tax purposes, or (ii) “personal holding company” as defined in Section 542 of the Code (or any similar provision of state, local or non-U.S. Legal Requirement). (r) For U.S. federal and applicable state income Tax purposes, the Company is and at all times been during the holding period of the Seller, a “C corporation” within the meaning of Section 1361(a)(2) of the Code. The U.S. federal income tax classification of each Subsidiary of the Company is set forth on Section 2.15(r) of the Company Disclosure Schedule. Section 2.16 Company Material Agreements. (a) Section 2.16(a) of the Company Disclosure Schedule (which shall be organized in accordance with each of the clauses below) contains a complete list of all Company Material Agreements.

-31- “Company Material Agreement” or, collectively, the “Company Material Agreements”, means any Contract to which the Company or any of its Subsidiaries is a party or by which it is bound or is otherwise obligated to perform that involves, or constitutes, any of the following: (i) any Contract with a Customer (as defined below); (ii) any Contract with a Supplier (as defined below); (iii) any Contract with (A) Seller or any of its controlled Affiliates (other than the Company and its Subsidiaries), on the one hand, and the Company, on the other hand, or (B) any officer or director of Seller or any of its controlled Affiliates (other than the Company and its Subsidiaries), on the one hand, and the Company, on the other hand, other than this Agreement, the Transaction Agreements and D&O Indemnification Agreements; (iv) any Contract with outstanding payment obligations in excess of USD $200,000, individually or USD $250,000 in the aggregate; (v) any Contract under which the Company or any of its Subsidiaries has incurred indebtedness for borrowed money or issued any note, indenture or other evidence of indebtedness or guaranteed indebtedness or Liabilities of others; (vi) any Contract with respect to indemnification obligations of the Company to any officer or director of the Company (collectively, “D&O Indemnification Agreements”); (vii) any Contract with respect to any merger, acquisition, consolidation, sale or other business combination or divestiture transaction involving the Company or any of its Subsidiaries; (viii) any Contract relating to the disposition or acquisition of assets (other than any Intellectual Property Rights or Technology) outside the ordinary course of business consistent with past practice; (ix) any Contract imposing any restriction on the right or ability of the Company or any Subsidiary to compete with any other Person or to engage in any line of business, market or geographic area, or to sell, license, manufacture or otherwise distribute any of its Technology or products, or from providing services, to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market; (x) any Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses or costs; (xi) any Contract involving the settlement of any Action that provides for outstanding obligations of the Company or any of its Subsidiaries; (xii) any employment, severance or change in control or other compensatory agreement or Contract with any director, officer, employee or consultant of the Company or any of its Subsidiaries or any other agreement with any director, officer, employee or consultant of

-32- the Company or any of its Subsidiaries that (A) provides annual aggregate compensation (whether cash or otherwise) that may exceed USD $200,000, or (B) provides for the payment of any cash or other compensation or benefits upon the consummation of the Acquisition; (xiii) each collective bargaining agreement or other Contract with any labor union; and (xiv) any other Contract material to the Company or any of its Subsidiaries business, properties (tangible and intangible), financial condition or results of operation. (b) No Breach. Each Company Material Agreement is valid and in full force and effect and is enforceable by the Company and/or its Subsidiaries in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar Legal Requirements affecting the rights of creditors generally and (ii) Legal Requirements governing specific performance, injunctive relief and other equitable remedies. Neither the Company nor any Subsidiary has violated or breached, or committed any default under, any Company Material Agreement, and, to the knowledge of the Company, no other Person has violated or breached, or committed any default under, any such Contract. No event has occurred, and no circumstance or condition (other than the consummation of the Acquisition) exists, that (with or without notice or lapse of time) will, or would reasonably be expected to: (1) result in a material violation or breach of any of the provisions of any Company Material Agreement; (2) give any Person the right to declare a material default or exercise any remedy under any Company Material Agreement; (3) give any Person the right to accelerate the maturity or performance of any Company Material Agreement; or (4) give any Person the right to cancel, terminate or modify any Company Material Agreement. Neither the Company nor any of its Subsidiaries has received any written notice, or the knowledge of the Company, verbal notice, regarding any actual or possible violation or breach of, or default under, any Company Material Agreement. Neither the Company nor any of its Subsidiaries has waived in writing any of its material rights under any Company Material Agreement. No Person has threatened to terminate or refuse to perform its obligations under any Company Material Agreement (regardless of whether such Person has the right to do so under such Contract). Since the Current Balance Sheet Date, the Company has made no promises or commitments to amend any Company Employee Plan or to provide increased or improved benefits thereunder or accelerate vesting, payment or funding thereunder. (c) Seller hereby represents and warrants that, as of the Closing Date, to the knowledge of Seller, it is not aware of any Contract to which the Seller or any of its Subsidiaries is a party, that would reasonably be expected to prevent Seller or such Subsidiary from performing the Transition Services hereunder. Section 2.17 Employee Benefit Plans and Compensation. (a) Section 2.17(a) of the Company Disclosure Schedule contains a complete and accurate list of each Company Employee Plan. “Company Employee Plan” means any material plan, program, policy, practice, Contract, agreement or arrangement providing for compensation, incentive compensation, deferred compensation, severance, relocation, retention, transaction, change in control, termination, separation, retirement, pension, supplemental retirement,

-33- excess benefit, profit-sharing, bonus, incentive, performance award, stock option, restricted stock, deferred stock, phantom stock or other equity or equity-based, savings, life, vacation, paid-time-off, cafeteria, insurance, flex spending, tuition, medical, health, welfare, disability, death, fringe benefit or other remuneration of any kind, including without limitation any “employee benefit plan” within the meaning of Section 3(3) of the ERISA (whether or not subject to ERISA), in each case whether written, unwritten or otherwise, funded or unfunded, which is or has been maintained, contributed to, participated in, sponsored by or required to be contributed to by the Company or any ERISA Affiliate thereof or with respect to which the Company or any ERISA Affiliate thereof has or may have any material Liability or obligation, whether actual or contingent. The Company has no written or unwritten commitment to establish any new Company Employee Plan or modify any existing Company Employee Plan. (b) Documents. The Company has made available to Acquiror true, correct and complete copies, as applicable, of (i) each Company Employee Plan including all material amendments thereto and all related trust documents (and descriptions of the material terms of any such plan that is not in writing), (ii) the most recent annual report (Form Series 5500 and all schedules and financial statements attached thereto), if any, required to be filed in connection with each Company Employee Plan, (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of such Company Employee Plan assets, (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, (v) all material written agreements and contracts relating to each Company Employee Plan, including administrative service agreements and group or other insurance and stop-loss contracts, (vi) all material communications to any Employee or Employees relating to any Company Employee Plan, including all communications relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any Liability to the Company, (vii) all material correspondences and notifications to or from any Governmental Entity relating to any Company Employee Plan, (viii) all material COBRA forms and related notices, (ix) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan, (x) all discrimination tests for each Company Employee Plan for the year 2021, and (xi) the most recent Internal Revenue Service (or any other applicable Tax Authority) determination or opinion letter issued with respect to each Company Employee Plan, if applicable. (c) Compliance. The Company has, in all material respects, performed all obligations required to be performed by it under, is not in material default or violation of, and, as of the Agreement Date, the Company does not have any knowledge of any material default or violation by any other party to, any Company Employee Plan, and each Company Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including, without limitation, ERISA, the Code, COBRA, FMLA, HIPAA, the Women’s Health and Cancer Rights Act of 1998, the Newborns’ and Mothers’ Health Protection Act of 1996, and any provisions of foreign or state Legal Requirements, in all material respects. Each Company Employee Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code and nothing has occurred since the date of such letter that has materially and adversely affected or is likely to materially

-34- and adversely affect such qualified status. No Shares, equity interests or other securities issued by the Company forms or has formed any part of the assets of any Company Employee Plan that is intended to qualify under Section 401(a) of the Code. Each trust established in connection with any Company Employee Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and no fact or event has occurred that would reasonably be expected to materially and adversely affect the exempt status of any such trust. No material lien has been imposed under the Code or ERISA with respect to any Company Employee Plan. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending or threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without Liability to Acquiror, the Company or any ERISA Affiliate (other than ordinary administration expenses). There are no material audits, inquiries or proceedings pending or, to the knowledge of the Company or any ERISA Affiliates, threatened by any Governmental Entity with respect to any Company Employee Plan. Neither the Company nor any ERISA Affiliate is subject to any penalty or Tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. The Company has timely made all contributions and other payments required by and due under the terms of each Company Employee Plan or applicable Legal Requirements, including, without limitation, HIPAA and COBRA. (d) Effect of Transaction. Except as set forth in Section 2.17(d) of the Company Disclosure Schedule, the execution of this Agreement and the consummation of the Acquisition or any termination of employment or service in connection therewith will not result in or entitle any Employee to any payment (including severance, golden parachute, bonus, or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in compensation or benefits or obligation to fund benefits, except as required under Section 411(d)(3) of the Code. (e) No Pension Plan. No Company Employee Plan is, and neither the Company nor any ERISA Affiliate has maintained, established, sponsored, participated in, or contributed to, a pension plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code. Neither the Company nor any ERISA Affiliate has incurred or would reasonably be expected to incur any material Liability pursuant to Title I or Title IV of ERISA (including any controlled group Liability) or material penalty, excise Tax or joint and several Liability provisions of the Code, whether contingent or otherwise. (f) No Self-Insured Plan. Neither the Company nor any ERISA Affiliate has maintained, established, sponsored, participated in or contributed to any self-insured plan that provides benefits to Employees (including any such plan pursuant to which a stop-loss policy or Contract applies). The obligations of all Company Employee Plans that provide health, welfare or similar insurance are fully insured by bona fide third-party insurers. No Company Employee Plan is maintained through a human resources and benefits outsourcing entity, professional employer organization, or other similar vendor or provider.

-35- (g) Collectively Bargained, Multiemployer and Multiple Employer Plan. No Company Employee Plan is, and at no time has the Company or any ERISA Affiliate contributed to or been, obligated to contribute to a multiemployer plan (as defined in Section 3(37) of ERISA). No Company Employee Plan is, and neither the Company nor any ERISA Affiliate has maintained, established, sponsored, participated in or contributed to (i) a multiple employer plan or to any other plan described in Section 413 of the Code, (ii) a funded welfare plan within the meaning of Section 419 of the Code, or (iii) a multiple employer welfare arrangement within the meaning of Section 3(40) of ERISA, without regard to Section 514(b)(6)(B) of ERISA. (h) No Post-Employment Obligations. Neither the Company nor any ERISA Affiliate has any obligation or Liability to provide, whether under any Company Employee Plan or otherwise, any post termination or retiree life insurance, health or other employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable Legal Requirements, and the Company has not represented, promised or contracted (whether in writing or otherwise) to any Employee (either individually or to Employees as a group) or any other Person that such Employee(s) or other Person would be provided with life insurance, health or other employee welfare benefits post-termination, except to the extent required by COBRA or similar state Legal Requirements. (i) International Employees and Plans. Except as set forth in Section 2.17(i) of the Company Disclosure Schedule, neither the Company nor any ERISA Affiliate has not (i) had any Employees who are located, or performed services, outside the United States or (ii) maintained, established, sponsored, participated in or contributed to any International Employee Plan. (j) No Loans. There are no outstanding loans or loan balances due by any Employee to the Company or any ERISA Affiliate (other than outstanding advances to Employees in respect of business expenses made in the ordinary course of business consistent with past practice). (k) Employment Matters. Except as would not result in material Liability of the Company and its Subsidiaries taken as a whole, the Company is in all material respects in compliance with all applicable Legal Requirements, judgments or arbitration awards of any court, arbitrator or any Governmental Entity, extension orders and binding customs respecting labor and employment, including Legal Requirements relating to employment practices, terms and conditions of employment, discrimination, disability, fair labor standards, whistleblower protections, workers compensation, wrongful discharge, immigration, occupational safety and health, family and medical leave, wages and hours (including overtime wages), worker classification, equal opportunity, pay equity, meal and rest periods, and employee or other service provider terminations, and in each case, with respect to any current or former employee, consultant, independent contractor or director of the Company or any ERISA Affiliate (each, an “Employee”): (i) has withheld and reported all amounts required by Legal Requirement or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (ii) is not liable for any arrears of wages, severance or separation pay or any Taxes or any penalty for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity, with respect to unemployment compensation

-36- benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). Except as would not result in material Liability of the Company and its Subsidiaries as a whole, there are no Actions pending, threatened or reasonably anticipated against the Company or any of its Employees relating to any Employee, any Contract with any Employee, a Company Employee Plan, or any employment-related Legal Requirements, and there are no pending or threatened or reasonably anticipated Actions against Company or any Company trustee under any worker’s compensation policy or long term disability policy. The Company is not party to a conciliation agreement, consent decree or other agreement or order with any Governmental Entity with respect to employment practices. The services provided by each of the Company’s Employees are terminable at the will of the Company, as applicable, and any such termination would result in no Liability to the Company. To the knowledge of the Company, the Company has no direct material Liability with respect to any misclassification of (x) any Person or Employee as an independent contractor rather than as an employee; (y) any Employee leased from another employer; or (z) any Employee currently or formerly classified as exempt from overtime wages. (l) Except as set forth on in Section 2.17(l) of the Company Disclosure Schedule, the Company is not a party to any collective bargaining agreement or other agreement with a union or similar labor organization with respect to Employees, and there is no labor union or similar labor organization representing, purporting to represent, or attempting to represent, any Employee of the Company, and no collective bargaining agreement or other agreement with a union or similar labor organization is being negotiated or is anticipated by the Company. The Company has not experienced any strikes, labor disputes, concerted refusal to work overtime, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any Employees of the Company and to the Company’s knowledge such conduct has not been threatened and is not reasonably anticipated. To the knowledge of the Company, the Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act or any similar Legal Requirement. The Company has no knowledge of any activities or proceedings of any labor union or similar labor organization to organize any Employees. There are no labor disputes, grievances, or other Actions pending or threatened or reasonably anticipated relating to any labor matters involving any Employee, including charges of unfair labor practices. (m) Except as set forth in Section 2.17(m) of the Company Disclosure Schedule, the Company has not taken any action which would constitute a “plant closing” or “mass layoff” within the meaning of the Worker Administration and Retraining Notification Act, or as such terms (or any terms similar thereto) are defined under any similar state or local Legal Requirement (“WARN”), issued any notification of a plant closing or mass layoff required by WARN, or incurred any Liability or obligation under WARN that remains unsatisfied. (n) Section 2.17(n) of the Company Disclosure Schedule contains a complete and accurate list of the current employees of the Company as of the Agreement Date and shows with respect to each such employee (i) the employee’s title or position, (ii) base salary or hourly wage rate, as applicable, including each employee’s designation as either exempt or non-exempt from the overtime requirements of the Fair Labor Standards Act and applicable state and local Legal Requirements, and all other remuneration payable and other benefits provided or which the

-37- Company are bound to provide to each such employee, or any Person connected with any such person, and includes, if any, particulars of all profit sharing, incentive, bonus arrangements, and commission eligibility, to which the Company are a party, whether legally binding or not, (iii) the date of hire, (iv) vacation eligibility for the current calendar year and current accrued and unused vacation amount, (v) leave status (including expected return date for non-disability related leaves and expiration dates for disability leaves), (vi) visa status, (vii) the name of any collective bargaining agreement or other similar agreement with a union or similar labor organization covering such Employee, if any, and (viii) accrued sick days for current calendar year. (o) Section 2.17(o) of the Company Disclosure Schedule contains a true, correct and complete list of (i) all current independent contractors, and Persons that have or have had a consulting or advisory relationship with the Company and (ii) the location at which such independent contractors, consultants and advisors have been or are providing services; (iii) the rate of all regular, bonus or any other compensation or benefits payable or provided to such independent contractors, consultants and advisors; (iv) a summary of the services provided by the independent contractor, consultant or advisor, and (v) the start and termination date of any agreement binding any Person that has a consulting or advisory relationship with the Company. Section 2.18 Anti-Corruption Compliance. The Company and its Subsidiaries and, to the Company’s knowledge, any of their respective directors, officers, managers, agents, or other Person associated with or acting on their behalf has not, directly or indirectly: (a) taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder, or any similar anti-corruption or anti-bribery Legal Requirements (including the U.K. Bribery Act 2010) in any jurisdictions other than the United States (in each case, as in effect at the time of such action) (collectively, the “Anti-Corruption Laws”) each of which as applicable to the Company and its Subsidiaries; (b) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (c) made, offered, promised, or authorized any unlawful payment or other thing of value to foreign or domestic government officials or employees, whether directly or indirectly; (d) made, offered, promised, or authorized any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment, whether directly or indirectly; or (e) taken any action in furtherance of the aforementioned conduct. To the knowledge of the Company, there are no pending or threatened claims, charges, investigations, violations, settlements, civil or criminal enforcement actions, lawsuits, or other court actions against the Company with respect to any Anti-Corruption Laws. Section 2.19 Export Control Legal Requirements. The Company has at all times conducted its export and re-export transactions in accordance in all material respects with (a) all applicable U.S. export and re-export control Legal Requirements, including the Export Administration Regulations maintained by the U.S. Department of Commerce, trade and economic sanctions maintained by the Treasury Department’s Office of Foreign Assets Control, and the International Traffic in Arms Regulations maintained by the Department of State and (b) all other applicable import/export controls in other countries in which

-38- the Company conducts business. Without limiting the foregoing, (i) to the Company’s best knowledge, the Company has obtained all material export and import licenses, license exceptions and other consents, notices, waivers, approvals, orders, authorizations, registrations, declarations and filings with any Governmental Entity required for (A) the export, import and re-export of products, services, software and technologies and (B) releases of technologies and software to foreign nationals located in the United States and abroad (“Export Approvals”); (ii) the Company is in compliance with the terms of all applicable Export Approvals in all material respects; (iii) to the knowledge of the Company there are no pending or threatened claims against the Company with respect to such Export Approvals or export or re-export transactions; and (iv) no Export Approvals for the transfer of export licenses to Acquiror are required, or if required, such Export Approvals can be obtained expeditiously without material cost. Section 2.20 Interested Party Transactions. Except as set forth in Section 2.20 of the Company Disclosure Schedule, neither Seller nor any officer or director of Seller has, directly or indirectly, (i) any interest in any entity which furnished or sold, or furnishes or sells, services, products, Technology or Intellectual Property Rights that the Company or any of its Subsidiaries furnishes or sells, (ii) any interest in any Person that purchases from or sells or furnishes to the Company or any of its Subsidiaries any goods or services or (iii) any interest in, or is a party to, any Company Material Agreement; provided, however, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an “interest in any entity” for purposes of this Section 2.20. Section 2.21 Consumers, Customers and Suppliers. (a) Section 2.21(a) of the Company Disclosure Schedule contains a true and correct list of (i) the 10 largest customers to the Company and its Subsidiaries, taken as a whole (excluding utilities) by the aggregate dollar value of sales by the Company and its Subsidiaries, taken as a whole, during the twelve (12)-month period ended July 31, 2023 (each such customer, a “Customer”) and (ii) with respect to each Customer, the aggregate dollar value of such purchases. Neither the Company nor its Subsidiaries have received written notice, nor, to the Company’s knowledge, that any Customer intends to cancel or otherwise materially and adversely modify its relationship with the Company or any Subsidiary (whether related to payment, price or otherwise). (b) Section 2.21(b) of the Company Disclosure Schedule contains a true and correct list of (i) the 10 largest suppliers to the Company and its Subsidiaries, taken as a whole (excluding utilities) by the aggregate dollar value of purchases by the Company and its Subsidiaries, taken as a whole, during the twelve (12)-month period ended July 31, 2023 (each such supplier, a “Supplier”) and (ii) with respect to each Supplier, the aggregate dollar value of such purchases. Neither the Company nor its Subsidiaries have received written notice, nor, to the Company’s knowledge, that any Supplier intends to cancel or otherwise materially and adversely modify its relationship with the Company or any Subsidiary (whether related to payment, price or otherwise).

-39- Section 2.22 Environmental. (a) Except as disclosed in Section 2.22(a) of the Company Disclosure Schedule or as would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, the Company and each Subsidiary is in compliance with all Legal Requirements existing as of the Closing Date, (i) pertaining to pollution, (ii) protection of the environment or (iii) the release or threatened release of Hazardous Materials and the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Materials, including the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act, as amended, the Oil Pollution Act of 1990, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Emergency Planning and Community Right to Know Act, as amended, and the Safe Drinking Water Act, as amended (collectively, “Environmental Laws”). (b) Except as disclosed in Section 2.22(a) of the Company Disclosure Schedule or as would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, none of the Company, its Subsidiaries, or the Seller for whose conduct any of them is or could be held responsible has received any written notice or directive alleging that it is or may be in violation of any Environmental Law. (c) Except as disclosed in Section 2.22(a) of the Company Disclosure Schedule or as would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, there are no pending or, to the knowledge of the Company or the Seller, threatened claims or Encumbrances resulting from or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Leased Real Property. (d) Notwithstanding any provision of this Agreement to the contrary, the representations and warranties in this Section 2.22 are the sole and exclusive representations relating to environmental matters, including compliance with any Environmental Law. ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLER Subject to the disclosures set forth in the Company Disclosure Schedule (it being understood and hereby agreed that (i) the disclosures set forth in the Company Disclosure Schedule shall be organized under separate section and subsection references that correspond to the sections and subsections of this Article III to which disclosure relates, and (ii) the disclosure of any fact or item set forth in a particular section or subsection of the Company Disclosure Schedule shall qualify every other section or subsection of this Article III to the extent that it is reasonably apparent from the face of such disclosure that such disclosure would apply to such other section or subsection), Seller represents and warrants to Acquiror, as of the Closing Date (except as otherwise expressly contemplated by this Agreement) as follows:

-40- Section 3.01 Capacity; Approval; Enforceability. Seller has all requisite power and authority to enter into this Agreement and all other Transaction Agreements to which Seller is, or will be, a party (the “Seller Related Agreements”), to perform Seller’s obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Except as set forth in Section 3.01 of the Company Disclosure Schedule, no separate vote or consent of Seller is required in connection with the execution, delivery and performance by the Company and Seller of this Agreement and the Seller Related Agreements and the consummation of the Acquisition and the other transactions contemplated hereby and thereby under applicable Legal Requirements, Seller’s organizational documents and any other Contract to which Seller is a party or by which it is bound, except any such vote or consent that, if not obtained, would not reasonably be expected to prevent Seller from consummating the transactions contemplated by this Agreement or the Seller Related Agreements. This Agreement and each of the Seller Related Agreements have been, or will be, duly executed and delivered by Seller and, assuming that this Agreement and each of the Seller Related Agreements constitute valid and binding obligations of Parent and Acquiror, constitute valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, subject only to the effect, if any, of (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar Legal Requirements affecting the rights of creditors generally and (b) Legal Requirements governing specific performance, injunctive relief and other equitable remedies. Section 3.02 No Conflict. Except as set forth in Section 3.02 of the Company Disclosure Schedule, the execution and delivery by Seller of this Agreement and the Seller Related Agreements, the performance by Seller of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby will not Conflict with (a) any provision of the organizational documents of Seller, (b) any Contract to which the Seller is a party or by which any of its properties or assets (whether tangible or intangible) are bound, or (c) any Legal Requirement applicable to the Seller or any of its properties or assets (whether tangible or intangible), except in the case of clause (b) and (c) for any such Conflict that would not be reasonably expected to prevent or materially impair the ability of Seller to consummate the transactions contemplated by this Agreement. Section 3.03 Consents. Except as set forth in Section 3.03 of the Company Disclosure Schedule, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required on the part of Seller in order to enable Seller to execute, deliver and perform its obligations under this Agreement and the Seller Related Agreements and to consummate the transactions contemplated hereby and thereby other than (a) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other U.S. state or federal securities laws or the regulations of any national securities exchange and (b) any actions or filings the absence of which would not be reasonably expected to prevent or materially impair the ability of Seller to consummate the transactions contemplated by this Agreement.

-41- Section 3.04 Litigation. There is no Action of any nature pending, or to the knowledge of the Seller, threatened, against Seller or any of the Seller’s properties (whether tangible or intangible), arising out of or relating to Seller’s ownership interest in the Company, this Agreement or any of the Seller Related Agreements or the transactions contemplated hereby or thereby. Section 3.05 Ownership of Shares. (a) Seller is the sole record and beneficial owner of and has the sole right to vote and to sell, convey, transfer, assign and deliver to Acquiror the Shares. Seller is not a party to any Contract with respect to the voting of equity securities of the Company. Other than the Shares, Seller does not beneficially own any other equity interests or options of the Company and its Subsidiaries or warrants or other rights to acquire equity interest in the Company and its Subsidiaries. (b) Seller is not a party to any Contract under which it granted any options, warrants, calls or any other rights to purchase or otherwise acquire any portion of the Shares, or any interest therein, to any Person other than Acquiror and Parent. (c) Upon the Closing, in exchange for the VTB Note and the Total Consideration payable in accordance with the terms hereof, Acquiror will receive good and marketable title to the Shares, free and clear of any and all Encumbrances (other than those Encumbrances arising from applicable U.S. federal and state securities laws regarding the transfer of securities), and Seller will have no further interests therein or rights with respect thereto. Section 3.06 Accredited Investor; Investment Purpose. Seller is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated by the SEC under the Securities Act. With respect to any Parent Class A Common Stock that Seller is entitled to as part of the Total Consideration, Seller shall hold such Parent Class A Common Stock for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, in violation of the Securities Act or Exchange Act or any applicable state securities laws. Seller understands and acknowledges that Seller’s investment in the shares of Parent Class A Common Stock involves a high degree of risk and has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the Seller’s acquisition of the Parent Class A Common Stock. Section 3.07 Reliance on Exemptions. Seller understands that the Parent Class A Common Stock is being issued and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that Acquiror is relying in part upon the truth and accuracy of, and Seller’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Seller set forth herein in order to determine the availability of such exemptions and the eligibility of Seller to acquire the Parent Class A Common Stock.

-42- Section 3.08 Exclusivity of Representations. Notwithstanding anything to the contrary herein, it is the explicit intent of the parties hereto, and the parties hereby agree, that the representations and warranties made by the Company and Seller in Article II and Article III, as applicable, (as qualified by the Company Disclosure Schedule hereto) and any Transaction Agreement, and any certificate, instrument or document delivered pursuant hereto by Seller or the Company are the exclusive representations and warranties made by the Company, Seller or any other Person with respect to the Company and its Subsidiaries, including the businesses and assets of each of them or the subject matter of this Agreement and such Transaction Agreements. Seller and the Company hereby disclaims any other express or implied representations or warranties made by any Person with respect to itself, the Company or any of the Company’s Subsidiaries or the businesses, properties and assets of the Company and its Subsidiaries, and the transactions contemplated by this Agreement and any certificate, instrument or document delivered pursuant hereto. Except as expressly set forth herein, the condition of the assets of the Company and its Subsidiaries shall be “as is”, “where is” and “with all faults” and Seller and the Company makes no warranty of merchantability, suitability, adequacy, fitness for a particular purpose or quality with respect to the businesses and any of the assets of the Company or any of its Subsidiaries or as to the condition or workmanship thereof or the absence of any defects therein, whether latent or patent. Except for the representations and warranties made by the Company and Seller in Article II and Article III, as applicable, (as qualified by the Company Disclosure Schedule hereto) and any Transaction Agreement, and any certificate, instrument or document delivered pursuant hereto by Seller or the Company, neither Seller nor the Company is, directly or indirectly, and nor any other Person on behalf of Seller or the Company is, making any representations or warranties regarding any pro-forma financial information, financial projections or other forward-looking prospects, risks or statements (financial or otherwise) of the Company or any of its Subsidiaries made, communicated or furnished (orally or in writing) to Parent or its Affiliates (including Acquiror) or their respective officers, directors, managers, employees or representatives (including any opinion, information, projection or advice in any management presentation or confidential information memorandum provided to Parent and its Affiliates (including Acquiror) or their respective officers, directors, managers, employees or representatives), and Seller and the Company and hereby disclaims all Liability and responsibility for any such information and statements. It is understood that any due diligence materials made available to Parent or its Affiliates (including Acquiror) or their respective officers, directors, managers, employees or representatives do not, directly or indirectly, and shall not be deemed to, directly or indirectly, contain representations or warranties of Seller, the Company or their respective Affiliates or officers, directors, managers, employees or representatives. ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF ACQUIROR Subject to the disclosures set forth in the disclosure schedule of Parent and Acquiror delivered to Seller concurrently with the execution of this Agreement (the “Parent Disclosure Schedule”) (it being understood and hereby agreed that (i) the disclosures set forth in the Parent Disclosure Schedule shall be organized under separate section and subsection references that correspond to the sections and subsections of this Article IV to which disclosure relates, and (ii) the disclosure of any fact or item set forth in a particular section or subsection of the Parent Disclosure Schedule

-43- shall qualify every other section or subsection of this Article IV to the extent that it is readily apparent from the face of such disclosure that such disclosure would apply to such other section or subsection), each of Parent and Acquiror jointly represents and warrants to Seller as of the Closing Date (except as otherwise expressly contemplated by this Agreement) as follows: Section 4.01 Organization and Standing. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Acquiror has the requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted. Acquiror is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure so to qualify would not have a material adverse effect on the ability of Acquiror to consummate the transactions contemplated by this Agreement. All of the issued and outstanding equity interests of Acquiror are owned directly by Parent free and clear of any Encumbrances of any kind. Section 4.02 Due Authorization. Acquiror has all requisite corporate power and authority to enter into this Agreement and all other Transaction Agreements to which Acquiror is, or will be, a party (the “Acquiror Related Agreements”), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Acquiror Related Agreements by Acquiror, the performance by Acquiror of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Acquiror. This Agreement has been duly executed and delivered by Acquiror and constitutes valid and binding obligations of Acquiror, enforceable against Acquiror in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar Legal Requirements affecting the rights of creditors generally and (ii) Legal Requirements governing specific performance, injunctive relief and other equitable remedies. Section 4.03 Financing. Parent and Acquiror has cash on hand in an aggregate amount sufficient to perform their respective obligations hereunder, including the payment of the Cash Consideration and Total Cash Holdback Amount. Section 4.04 Consents. The execution and delivery by Acquiror of this Agreement and the Acquiror Related Agreements, the performance by Acquiror of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, will not Conflict with (a) any provision of the organizational documents of Acquiror, (b) any material Contract to which Acquiror or any of its Subsidiaries is a party or by which any of its or their properties or assets (whether tangible or intangible) are bound, or (c) any Legal Requirement applicable to Acquiror or any of its properties or assets (whether tangible or intangible) except, in the case of clauses (b) or (c), for any such Conflict that would not, individually or in the aggregate, reasonably be expected to prevent or materially impair the ability of Acquiror to consummate the transactions contemplated by this

-44- Agreement. Section 4.05 Governmental Consents. The execution, delivery and performance by Acquiror of this Agreement and the consummation by Acquiror of the Acquisition require no action by or in respect of, or filing with, any Governmental Entity, other than (a) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other U.S. state or federal securities laws or the regulations of any national securities exchange and (b) any actions or filings the absence of which would not be reasonably expected to prevent or materially impair the ability of Acquiror to consummate the transactions contemplated by this Agreement. Section 4.06 Solvency. Neither Parent nor Acquiror is entering the transactions contemplated hereby with actual intent to hinder, delay or defraud either present or future creditors. Immediately after giving effect to the transactions contemplated hereby, the Company and its Subsidiaries will be Solvent. As used in this Section 4.06, “Solvent” shall mean, with respect to any Person, that (a) the property of such Person, at a present fair saleable valuation, exceeds the sum of its debts (including contingent and unliquidated debts); (b) the present fair saleable value of the property of such Person exceeds the amount that will be required to pay such Person’s probable liability on its existing debts as they become absolute and matured; (c) such Person has adequate capital to carry on its business; and (d) such Person does not intend or believe it will incur debts beyond its ability to pay as such debts mature. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become actual or matured Liabilities. For purposes of this definition, having “adequate capital to carry on its business” and not having incurred debts “beyond its ability to pay as such debts mature” shall mean that such Persons will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet their obligations as they become absolute and matured. ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PARENT Subject to the disclosures set forth in the Parent Disclosure Schedule (it being understood and hereby agreed that (i) the disclosures set forth in the Parent Disclosure Schedule shall be organized under separate section and subsection references that correspond to the sections and subsections of this Article V to which disclosure relates, and (ii) the disclosure of any fact or item set forth in a particular section or subsection of the Parent Disclosure Schedule shall qualify every other section or subsection of this Article V to the extent that it is readily apparent from the face of such disclosure that such disclosure would apply to such other sections or subsection), Parent represents and warrants to Seller as of the Closing Date (except as otherwise expressly contemplated by this Agreement) as follows:

-45- Section 5.01 Organization, Good Standing, Power and Qualification. Each of Parent and its Subsidiaries is duly organized, and is validly existing and in good standing, under the laws of the jurisdiction of its organization. Parent has the requisite power and authority to enter into and perform this Agreement and the other Transaction Agreements to which it is, or will be, a party (the “Parent Related Agreements”), to own and operate its properties and assets and to carry on its business. Parent and its Subsidiaries are duly qualified and are authorized to transact business in each jurisdiction in which the character or location of their respective assets or properties (whether owned, leased or licensed) or the nature of its business make such qualification necessary except, in each case, the failure to so qualify would not have a material adverse effect on the ability of Parent to consummate the transactions contemplated by this Agreement. Section 5.02 Capitalization. (a) The authorized capital of Parent consists of (i) 40,000,000 shares of Parent Class A Common Stock, of which 12,653,455 are issued and outstanding as of the Agreement Date, (ii) 400,000 shares of Class B common stock, having a par value of USD $0.0001 per share, of which none are issued and outstanding as of the Agreement Date (the “Parent Class B Common Stock”), (iii) 2,000,000 shares of Class X common stock, having a par value of USD $0.0001 per share, of which 1,381,398 are issued and outstanding as of the Agreement Date (the “Parent Class X Common Stock”), and (iv) 4,000,000 shares of preferred stock, having a par value of USD $0.0001 per share, of which none are issued and outstanding as of the Agreement Date (the “Parent Preferred Stock”, and together with Parent Class A Common Stock, the Parent Class B Common Stock, the Parent Class X Common Stock and the Parent Preferred Stock, the “Parent Capital Stock”). (b) All outstanding equity securities of each Subsidiary of Parent are owned of record and beneficially by Parent, free and clear of all Encumbrances, other than Permitted Encumbrances. All shares of Parent Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable. No Subsidiary of Parent has any outstanding subscription, option, warrant, call or exchange right, convertible security, or other Contract or other obligations in effect giving any Person (other than another Subsidiary of Parent or Parent) the right to acquire any equity security of any Subsidiary of Parent. (c) Other than the Parent Capital Stock, Parent does not have authorized, issued or outstanding any (A) shares of capital stock or other voting securities or equity interests of Parent, (B) securities of Parent convertible into or exchangeable or exercisable for shares of capital stock Parent or other voting securities or equity interests of Parent, (C) stock appreciation rights, “phantom” stock rights, preemptive rights, performance units, interests in or rights to the ownership or earnings of Parent or other equity equivalent or equity-based award or right, (D) subscriptions, options, warrants, calls, commitments, Contracts or other rights to acquire from Parent, or obligations of Parent to issue, any shares of capital stock of Parent, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or other voting securities or equity interests of Parent or rights or interests described herein, or (E) obligations of Parent to repurchase, redeem or otherwise acquire any such securities or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or

-46- sold, any such securities. No share of Parent Capital Stock is subject to any co-sale right, “drag-along” right, preemptive right, right of first refusal or other right to purchase, register or transfer such stock (whether in favor of Parent or any other Person). There are no accrued or declared but unpaid dividends payable by Parent on any equity securities of Parent. (d) There are no outstanding contractual obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any equity interest of Parent or any of its Subsidiaries. Except as disclosed in the Parent SEC Documents (as defined below), there are no proxies, voting trusts or other agreements or understandings to which Parent is a party or is bound with respect to the voting of the equity interests of Parent. Section 5.03 Due Authorization; Enforceability. Parent has all requisite power and authority to enter into this Agreement and the Parent Related Agreements, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Parent Related Agreements, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Parent Class A Common Stock in connection with the Acquisition, have been duly authorized by all necessary action on the part of Parent, and no further action is required on the part of Parent to authorize the Agreement and the Parent Related Agreements, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby. No separate vote or consent of the shareholders of Parent is required in connection with the execution, delivery and performance by Parent and Acquiror of this Agreement and the Parent Related Agreements and the consummation of the Acquisition, including the issuance of the Parent Class A Common Stock in connection with the Acquisition, and the other transactions contemplated hereby and thereby under applicable Legal Requirements, the organizational documents of Parent and any other Contract to which Parent is a party or by which it is bound. The board of directors of Parent has (a) unanimously resolved that the Acquisition, including the issuance of the Parent Class A Common Stock in connection with the Acquisition, is in the best interests of Parent, and (b) unanimously approved the Agreement, the Parent Related Agreements, the Acquisition, including the issuance of the Parent Class A Common Stock in connection with the Acquisition, and the other transactions contemplated hereby and thereby. This Agreement and each of the Parent Related Agreements has been, or upon execution and delivery thereof will be, duly executed and delivered by Parent and, assuming that this Agreement and each of the Parent Related Agreements constitute valid and binding obligations of the Company and Seller, constitutes valid and binding obligations of Parent enforceable against Parent in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar Legal Requirements affecting the rights of creditors generally and (ii) Legal Requirements governing specific performance, injunctive relief and other equitable remedies. Section 5.04 Valid Issuance of the Parent Common Stock. All shares of Parent Class A Common Stock that is being issued to Seller in connection with the Acquisition were duly authorized, validly issued, fully paid and nonassessable and are free of restrictions on transfer, including preemptive or similar rights, other than the restrictions under this Agreement, applicable state and federal securities laws. Parent has sufficient authorized, but

-47- unissued, shares of Parent Class A Common Stock required to be issued in connection with the Acquisition. Section 5.05 Private Offering. Assuming the accuracy and correctness of the representations and warranties of Seller set forth in Article III of this Agreement, the offer and sale of the Parent Class A Common Stock pursuant to this Agreement is exempt from registration under the Securities Act. Section 5.06 No Conflict. The execution and delivery by Parent of this Agreement and the Parent Related Agreements, the performance by Parent of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, will not Conflict with (a) any provision of the organizational documents of Parent, (b) any Contract to which Parent is a party or by which any of its properties or assets (whether tangible or intangible) are bound, or (c) any Legal Requirement applicable to Parent or any of its properties or assets (whether tangible or intangible) except, in the case of clauses (b) and (c), for any such Conflict that would not, individually or in the aggregate, reasonably be expected to be material to the business of Parent and its Subsidiaries, taken as a whole, or would not, individually or in the aggregate, reasonably be expected to prevent or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement. Section 5.07 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required on the part of Parent in order to enable Parent to execute, deliver and perform its obligations under this Agreement or the Parent Related Agreements and to consummate the transactions contemplated hereby or thereby, except where failure to obtain such consent, approval, order or authorization, or to make such registration, qualification, designation, declaration or filing, would not be reasonably expected to prevent or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement. Section 5.08 Litigation. Except as disclosed in the Parent SEC Documents (as defined below), there is no Action pending or, to Parent’s knowledge, threatened against Parent, its Subsidiaries or any of their respective properties or assets, which seeks to challenge, restrain, enjoin or delay the consummation of the Acquisition which seeks damages in connection therewith, and no injunction of any type has been entered or issued. Section 5.09 Compliance with Legal Requirements and Documents; Permits. Neither Parent nor any of its Subsidiaries is in material violation or default of any provisions of its organizational documents or of any provision of any Contract to which it is a party or by which it is bound, and Parent and its Subsidiaries have materially complied with and are not in material violation of any applicable Legal Requirements. Parent has not received any notice of any violation

-48- of any such Legal Requirement which has not been fully remedied, and there is no pending or, to the knowledge of Parent, threatened regulatory action, investigation or inquiry of any sort (other than non-material routine or periodic inspections or reviews) against Parent or any of its Subsidiaries. Parent and its Subsidiaries hold each material consent, license, permit, grant or other authorization (a) pursuant to which Parent and its Subsidiaries currently operate or hold any interest in any of their respective properties or (b) which is required for the operation of the businesses of Parent and its Subsidiaries as currently conducted or the holding of any such interest (collectively, “Parent Authorizations”). All of Parent Authorizations have been issued or granted to Parent and/or its Subsidiaries and are in full force and effect. Section 5.10 SEC Reports; Parent Financial Statements. (a) Parent has timely filed or furnished all reports, schedules, forms, statements and other documents required to be filed or furnished by it with or to the SEC since January 1, 2022 (together with all exhibits, financial statements and schedules thereto, all information incorporated therein by reference and all documents filed with the SEC during such period by Parent on a voluntary basis, the “Parent SEC Documents”). As of its filing (or furnishing) date or, if amended prior to the date of this Agreement, as of the date of the last such amendment, each Parent SEC Document complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. As of its filing date or, if amended prior to the date of this Agreement, as of the date of the last such amendment, each Parent SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each Parent SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective prior to the date of this Agreement, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. There are no material outstanding or unresolved written comments from the SEC with respect to the Parent SEC Documents. None of the Parent SEC Documents are, to the knowledge of Parent, the subject of ongoing SEC review. (b) The Parent Financial Statements, which have been prepared, in all material respects, from the books and records of Parent and its Subsidiaries, comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented, except as otherwise noted therein. The Parent Financial Statements (including the related notes) present fairly in all material respects the consolidated financial position of Parent and its Subsidiaries as at the respective dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal and recurring year-end audit adjustments in the case of any unaudited interim financial statements). Since January 1, 2022, neither Parent nor any of its Subsidiaries has received any “complaints” (within the meaning of Exchange Act Rule 10A-3) in respect of any accounting, internal accounting controls or auditing matters. To Parent’s knowledge, since January 1, 2022, no complaint seeking relief under Section 806 of the Sarbanes-Oxley

-49- Act has been filed with the United States Secretary of Labor and no employee of Parent or any of its Subsidiaries has threatened to file any such complaint. (c) Parent and its Subsidiaries do not have any Liabilities, obligations or commitments, whether or not accrued, known or unknown, contingent or otherwise, that would be required by GAAP to be reflected on the consolidated balance sheet of Parent and its Subsidiaries, except for (i) liabilities, obligations and commitments that have not had and would not reasonably be expected to be material to Parent and its business, operations and assets, (ii) liabilities, obligations or commitments disclosed and provided for in the consolidated balance sheet (or the notes thereto) of Parent and its Subsidiaries as of March 31, 2023 and (iii) liabilities, obligations or commitments incurred in the ordinary course of business consistent with past practice since March 31, 2023. (d) Neither Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any off-balance sheet joint venture, off-balance sheet partnership or other “off- balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K under the Exchange Act). Section 5.11 No Finder’s Fees. Parent and its Subsidiaries (including Acquiror) have not incurred, and will not incur, directly or indirectly, any Liability for brokerage or finders’ fees or agents’ commissions, fees related to investment banking or similar advisory services or any similar charges in connection with this Agreement or any transaction contemplated hereby, nor will Seller incur, directly or indirectly, any such Liability based on arrangements made by or on behalf of Parent or its Subsidiaries. ARTICLE VI. ADDITIONAL AGREEMENTS Section 6.01 Seller Release, Waiver and Acknowledgment. (a) Without limiting or affecting Section 6.07 of the Agreement, Seller, on behalf of itself and its directors, officers, controlled Affiliates, subsidiaries, successors and assigns (each, a “Seller Releasor”) hereby: (i) represents and warrants that, as of the date hereof, no Seller Releasor has any claims against the Company or any of its Subsidiaries (collectively, the “Releasees”) relating to (i) any Contract between the Seller Releasor and the Company each as set forth in Section 6.01 of the Company Disclosure Schedule, (ii) the Seller Releasor’s capacity as a current or former officer, director, manager, employee, consultant, agent, representative or securityholder of the Company or any of the Company’s Subsidiaries, or (iii) Seller’s equity interest in the Company; and (ii) irrevocably and unconditionally releases, acquits and forever discharges, effective as of the Closing, the Releasees, the Parent, Acquiror and each of their respective Subsidiaries and Affiliates, and each of their respective present and former officers, directors, managers, employees and agents and each of their respective heirs, executors,

-50- administrators, successors and assigns from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages or causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, existing or prospective, both in law or equity, (collectively, the “Claims”), in each case, to the extent arising out of or resulting from (a) any Contract between the Seller Releasor, on the one hand, and the Company or any of the Company’s Subsidiaries, on the other, or (b) the Seller’s equity interest in the Company or (c) the Seller Releasor’s capacity as a current or former officer, director, manager, employee, consultant, agent, representative or securityholder of the Company, provided, however, that the foregoing release and waiver shall not cover Claims or rights of Seller Releasor (i) pursuant to this Agreement, the Confidentiality Agreement or any other agreement, instrument, certificate or document delivered pursuant to this Agreement, including, without limitation, the Transaction Agreements, or in connection with the transactions contemplated hereby or thereby, (ii) any claim which may not be waived as a matter of law, or (iii) in the case of fraud. (b) Effective as of the Closing, and except in the case of fraud, each of Parent and Acquiror on behalf of itself and its directors, officers, controlled Affiliates, subsidiaries (including the Company and its Subsidiaries), successors and assigns (each, a “Parent Releasor”) irrevocably and unconditionally releases, acquits and forever discharges Seller and its Affiliates, each of their present and former officers, directors, managers, employees and agents and each of their respective heirs, executors, administrators, successors and assigns, from any and all Claims, in each case, to the extent arising out of or resulting from (i) the Letter of Intent, dated as of June 28, 2023, by and between Parent and Seller (as amended from time to time) and (ii) the ownership and/or operation of the Company and its Subsidiaries or its or their respective assets, businesses, operations, conducts, services, products and/or employees (including former employees) of the Company and its Subsidiaries (and any predecessors thereof), whether related to any period of time before, on or after the Closing Date; provided, however, that the foregoing release shall not cover Claims or rights of Parent Releasors (i) pursuant to this Agreement, the Confidentiality Agreement or any other agreement, instrument, certificate or document delivered pursuant to this Agreement, including, without limitation, the Transaction Agreements, or in connection with the transactions contemplated hereby or thereby, or (ii) any claim which may not be waived as a matter of law. (c) Each of Parent, Acquiror and Seller Releasor acknowledges that it may hereafter discover facts in addition to or different from those that Parent, Acquiror and Seller Releasor (as applicable) now knows or believes to be true with respect to the subject matter of this release, but it is Parent’s, Acquiror’s and Seller Releasor’s (as applicable) intention to fully and finally and forever settle and release any and all Claims, that do now exist, may exist or heretofore have existed with respect to the subject matter of the foregoing releases. In furtherance of this intention, the releases contained herein shall be and remain in effect as full and complete general releases notwithstanding the discovery or existence of any such additional or different facts. Each of Parent, Acquiror and Seller Releasor acknowledges that it has had the opportunity to be advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, below, which provides as follows:

-51- A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. (d) Being aware of California Civil Code Section 1542, Each of Parent, Acquiror and Seller Releasor agrees to expressly waive any and all rights and benefits that it may have under California Civil Code Section 1542 as well as under any statute of California or any other state or any common law principles of similar effect. Section 6.02 Tax Matters. (a) Responsibility for Taxes and Tax Returns. (i) Parent and Acquiror shall prepare and file or cause to be prepared and filed all Tax Returns of the Company and its Subsidiaries for any Pre-Closing Tax Period and any Straddle Period that are first due to be filed after the Closing Date (taking into account any applicable extensions of time to file) in accordance with this Section 6.02(a)(i) and shall pay or cause to be paid all Taxes due with respect to such Tax Returns. Such Tax Returns shall be prepared in accordance with applicable Legal Requirements and consistent with past practices of the Company or the applicable Subsidiary (unless otherwise required by applicable Legal Requirements). Parent and Acquiror shall provide Seller copies of all Tax Returns that can reasonably be expected to result to an indemnity claim against Seller under this Agreement at least twenty (20) Business Days (or as soon as practical following the end of the relevant Tax period for Tax Returns that are filed more than once per year or that are due thirty (30) days or less following the end of the relevant Tax period) prior to their due date for Seller’s review, comment, and approval (which approval shall not be unreasonably withheld, conditioned or delayed), and shall consider in good faith all reasonable comments made by Seller in writing. If Seller notifies Parent and Acquiror that any Tax Return of the Company or any of its Subsidiaries for any Pre-Closing Tax Period or any Straddle Period can reasonably be expected to affect the Tax Liability of Seller, then Parent and Acquiror shall provide Seller copies of all such Tax Returns within the timeframe described in the preceding sentence for Seller’s review and comment and shall consider in good faith all reasonable comments made by Seller in writing. (ii) With respect to Taxes of the Company or any of its Subsidiaries relating to a Straddle Period, the portion of any Tax that is treated as allocable to the Pre-Closing Tax Period for purposes of this Agreement will be determined as follows: (A) in the case of Property Taxes, the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days of such Straddle Period in the Pre- Closing Tax Period and the denominator of which is the number of calendar days in the entire Straddle Period, and (B) in the case of all other Taxes, determined based on an interim closing of the books as though the taxable year of the Company or its Subsidiary, as applicable, ended at the close of business on the Closing Date, except that exemptions,

-52- allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions), other than with respect to property placed in service after the Closing, shall be allocated on a per diem basis. (b) Cooperation on Tax Matters. Parent, Acquiror, the Company, and Seller shall reasonably cooperate, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Agreement and any action, suit, demand or other proceeding with respect to Taxes or Tax Returns of the Company or any of its Subsidiaries for Pre-Closing Tax Periods and Straddle Periods. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such Tax Return, action, suit, demand or other proceeding. (c) FIRPTA Certificate. Prior to or concurrently with the Closing, the Company shall prepare and deliver to Acquiror the FIRPTA Certificate. (d) Transfer Taxes. All Transfer Taxes incurred in connection with the sale of the Company and its Subsidiaries pursuant to this Agreement shall be borne fifty percent (50%) by Acquiror and fifty percent (50%) by Seller. If one party is required by applicable Legal Requirement to pay any Transfer Taxes, the other party shall reimburse such party for 50% of such Transfer Taxes within five (5) days of such party’s provision of notice to the other party of such payment. The party required by applicable Legal Requirement shall file all necessary Tax Returns and other documentation with respect to Transfer Taxes, and if required by applicable Legal Requirements, Parent, Acquiror or Seller, as the case may be, shall, and shall cause its Affiliates to (if applicable), join in the execution of any such Tax Returns and other documentation. Parent, Acquiror and Seller shall cooperate in good faith to take such commercially reasonable actions as are permitted by applicable Legal Requirement that will minimize or reduce the amount of such Transfer Taxes. (e) Post-Closing Actions. After the Closing, Parent and Acquiror shall not cause the Company and its Subsidiaries to, without the prior written consent of Seller (which shall not be unreasonably withheld, delayed or conditioned), take any of the following actions if such actions would be reasonably expected to give rise to an indemnity claim against the Seller under this Agreement, (i) except as required by a Tax Authority, file, or cause to be filed, any restatement or amendment of, or modification to any Tax Return of the Company or any of its Subsidiaries for any Pre-Closing Tax Period; (ii) make Tax election that has retroactive effect to any Tax period of the Company or any of its Subsidiaries ending on or prior to the Closing Date; (iii) other than as a result of an automatic extension of time to file a Tax Return obtained in the ordinary course of business, extend or waive, or cause to be extended or waived, any statute of limitations or other period for the assessment of any Tax or deficiency with respect to any Tax period of the Company or any of its Subsidiaries ending on or prior to the Closing Date; (iv) change any Tax accounting method or practice that has retroactive effect to a Tax period of the Company or any of its Subsidiaries ending on or prior to the Closing Date; (v) make any voluntary disclosures with respect to Taxes of the Company or any of its Subsidiaries with respect to a Tax period of the Company or any of its Subsidiaries ending on or prior to the Closing Date. Parent and Acquiror shall notify Seller if they intend to cause the Company or any of its Subsidiaries to take any action described in clauses (i) through (v) above, and if Seller notifies Parent and Acquiror that any such contemplated

-53- action would reasonably be expected to affect the Tax Liability of Seller, then Parent and Acquiror shall consult with Seller in good faith and take into account reasonable comments made by Seller prior to taking any such action. Section 6.03 Confidentiality. (a) The parties hereto acknowledge that Parent and Seller have previously executed the Confidentiality Agreement which shall continue in full force and effect in accordance with its terms, and the parties hereby agree that the information obtained pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the terms of the Confidentiality Agreement. As used in the Confidentiality Agreement, the term “Evaluation Material” shall include information relating to the Acquisition or this Agreement received by Seller or Parent or any of their respective Affiliates and representatives after the Closing or relating to the period after the Closing, including in respect of any claim for indemnification under Article VII hereof and in connection with the provision or receipt of Transition Services. (b) Seller hereby agrees that, for a period of two (2) years after the Closing Date, it shall not, directly or indirectly, disclose, reveal, divulge or communicate to any Person any Confidential Information (as defined below), except to the extent disclosure of any such Confidential Information is required by an applicable Legal Requirement. For the purposes of this Section 6.03(b), “Confidential Information” means (i) any information solely related to the business of the Company, including methods of operation, customer lists, products, prices, fees, costs, technology, inventions, trade secrets, know how, software, marketing methods, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters solely with respect to the Company and (ii) all information related to this Agreement and the transactions contemplated hereby (including the amounts payable to Seller pursuant to the terms hereof). The foregoing restriction shall not apply to information (i) that becomes available on a non-confidential basis to Seller or any of its Affiliates from and after the Closing from a third party source that is not known by Seller or its applicable Affiliates, after reasonable inquiry, to be under any obligations of confidentiality with respect to such information, (ii) that is in the public domain or enters into the public domain through no fault of Seller or any of its Affiliates or (iii) that is, following the Closing, independently derived (without reference to, use of, or access to, the Confidential Information) by individuals at Seller or any of its Affiliates. The provisions of this Section 6.03 will not prohibit (i) any retention of copies of records or (ii) any disclosure (A) to Seller’s equityholders, financing sources or lenders on a confidential basis, (B) to the extent required in connection with the financial statements or Tax Returns of Seller or its Affiliates or (C) to the extent required by a Governmental Entity. (c) Neither party hereto nor any of its officers, directors, managers, members, employees, agents, partners, representatives or Affiliates nor any stockholder of Acquiror, Seller or Company shall, directly or indirectly, issue any press release, public statement or public communication regarding the subject matter of this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto (which consent shall not be unreasonably withheld, conditioned or delayed), except (i) as may be required by Legal Requirement or stock exchange rules, in which case, the party required to publish such press

-54- release, public statement or public communication shall use reasonable efforts to provide the other party a reasonable opportunity to review and comment on such press release, public statement or public communication in advance of such publication or (ii) to the extent the contents of such release, statement or communication are consistent in all material respects with materials or disclosures that have previously been released publicly in compliance with this Section 6.03(c). (d) Seller shall cooperate with Parent and use commercially reasonable efforts to provide all information that Parent may reasonably request, in connection with Parent’s filing of a current report on Form 8-K announcing the signing of this Agreement and announcing the consummation of the transactions contemplated hereby. Section 6.04 Transition Services. (a) Upon the terms and subject to the conditions set forth in this Section 6.04, commencing immediately after the Closing, Seller shall provide, or cause one or more of its Subsidiaries to provide, to the Company and its Subsidiaries for use solely by the Company and its Subsidiaries and solely to the extent in connection with the operation of the Company’s and its Subsidiaries’ businesses, each of the services set forth on Schedule A attached hereto (individually, a “Transition Service”, and collectively, the “Transition Services”), at the corresponding costs set forth on Schedule A, and the Company and its Subsidiaries agrees to receive the Transition Services and pay the costs therefor during the time period specified for each such Transition Service in such Schedule (collectively, the “Service Periods”, and individually a “Service Period” for each Transition Service). Upon the expiration of each applicable Service Period, all obligations of Seller and its Subsidiaries with respect to the provision of the applicable Transition Service shall automatically and immediately terminate. Any Transition Service may be discontinued upon the mutual written consent of Parent and Seller, and, in such case, Schedule A shall be deemed amended to reflect the agreement of Parent and Seller and to delete such Transition Service as of the date of such discontinuation. All accrued and unpaid charges for any Transition Service hereunder shall be due and payable upon termination of such Transition Service pursuant to this Section 6.04 and shall be paid by Parent to Seller in accordance with this Section 6.04. (b) In providing the Transition Services, Seller may, acting reasonably, (i) use the qualified personnel of Seller or any of its Subsidiaries, and (ii) employ the services of qualified third parties upon consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed) (“Vendors”). Nothing in this Agreement shall require Seller or any of its Subsidiaries to perform or cause to be performed any Transition Service if the provision of such Transition Service by Seller, any of its Subsidiaries or any of its or their Vendors, including any of the foregoing Persons’ employees or representatives, would conflict with or violate (i) any applicable Legal Requirement or (ii) any Contract to which Seller or any of its Subsidiaries is a party; provided, that Seller shall use commercially reasonable efforts to provide the applicable Transition Services in a manner that avoids any such conflict or violations. Seller and its Subsidiaries shall not be required to perform, or refrain from taking, any action that requires information or assistance from the Company or any of its Subsidiaries that the Company or such Subsidiary has failed to provide within a reasonable period of time after receipt of written request from Seller.

-55- (c) The Transition Services may only be used by the Company and its Subsidiaries and only to the extent in connection with the operation of the Company’s and its Subsidiaries’ businesses, and the Transition Services shall not be used by the Company and its Subsidiaries for any other purpose or in any other manner (including as to volume, amount, level or frequency, as applicable) than as such Transition Services were used in connection with the operation of the Company’s and its Subsidiaries’ businesses as of immediately prior to the Closing Date. Seller and its Affiliates shall not have an obligation to provide, or cause to be provided, Transition Services to the extent that any changes are made to the Company’s and its Subsidiaries’ businesses that increase or change in any material respect Seller’s or any of its Subsidiaries’ burden or cost with respect to the provision of such Transition Services or that make commercially impracticable the provision of such Transition Services. Neither Seller nor any of its Subsidiaries shall have an obligation to provide, or cause to be provided, Transition Services to any Person other than the Company and its Subsidiaries. Seller may in its reasonable discretion suspend the provision of Transition Services (or any part thereof) to prevent injury, damage to property or danger to life. To the extent practicable, Seller shall use its commercially reasonable efforts to inform the Company reasonably in advance of any such suspension. It is understood and agreed that Seller may from time to time modify, change or enhance the manner of any Transition Service provided to the Company or its Subsidiaries to the extent (i) Seller is making a similar change in the performance of services similar to such Transition Services for Seller or its Subsidiaries and (ii) the nature, quality and standard of care of the Transition Service is maintained or enhanced. (d) Except as expressly noted therein, the amounts set forth on Schedule A with respect to each Transition Service do not include any sales, use, value added, excise, goods and services or similar Taxes, charges, fees, levies or imposts. Parent shall pay (or cause to be paid), and be responsible for and shall promptly reimburse (or cause to be reimbursed) Seller and its Subsidiaries for any Taxes imposed on Seller or required to be collected by Seller or with respect to the fees (including by way of withholding or deductions) for the provision of Transition Services hereunder. Neither Parent nor the Company or any of its Subsidiaries shall have any right to setoff or reduce any payments to be made to Seller or its Subsidiaries pursuant to this Section 6.04 against any other obligation owed to Parent, Acquiror, the Company or its Subsidiaries. (e) Seller shall invoice the Company and its Subsidiaries for the applicable Transition Services and fees and expenses monthly. Parent shall, or shall cause the Company and its Subsidiaries to, remit payment for all fees and expenses in connection with the Transition Services within fifteen (15) days after the date of the applicable invoice. If Parent or the Company or any of its Subsidiaries fails to make any payment for any invoiced amount within fifteen (15) days of the date such payment was due to Seller, and such amount is not disputed in good faith, Parent shall pay to Seller a finance charge at a rate per annum equal to the prime rate as published in The Wall Street Journal on the date the applicable payment was required to be made. In addition, Parent shall indemnify Seller for its reasonable costs, including reasonable attorneys’ fees and disbursements, incurred to collect any such unpaid amount. (f) Seller may terminate the Transition Services with immediate effect by notice in writing to Parent on or at any time after the occurrence of any of the following events: (i) if Parent, Acquiror, the Company or any of its Subsidiaries is in default of any of its material obligations

-56- under this Agreement; (ii) Parent or any of its Subsidiaries, including Acquiror, the Company or the Company’s Subsidiaries, commences a voluntary case or other proceeding seeking bankruptcy protection, liquidation, reorganization or similar relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law, or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due, or takes any corporate action to authorize any of the foregoing; or (iii) an involuntary case or other proceeding is commenced against Parent or any of its Subsidiaries, including Acquiror, the Company or the Company’s Subsidiaries, seeking bankruptcy protection, liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property. (g) Each of the Parent and Acquiror may terminate the Transition Services with immediate effect by notice in writing to Seller on or at any time after the occurrence of any of the following events: (i) if Seller or any of its Subsidiaries is in default of any of its material obligations under this Agreement; (ii) Seller or any of its Subsidiaries commences a voluntary case or other proceeding seeking bankruptcy protection, liquidation, reorganization or similar relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law, or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due, or takes any corporate action to authorize any of the foregoing; or (iii) an involuntary case or other proceeding is commenced against Seller or any of its Subsidiaries, seeking bankruptcy protection, liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property. (h) EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL TRANSITION SERVICES ARE PROVIDED ON AN “AS-IS” BASIS AND THAT NO SELLER NOR ANY OF ITS AFFILIATES, THIRD PARTY SERVICE PROVIDERS, VENDORS OR ANY OTHER PERSON ON THEIR BEHALF MAKES ANY WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE TRANSITION SERVICES TO BE PROVIDED HEREUNDER EXCEPT AS STIPULATED HEREIN, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND TITLE/NONINFRINGEMENT, ALL OF WHICH ARE SPECIFICALLY DISCLAIMED. In providing Transition Services hereunder, Seller and its Subsidiaries and any third parties acting on behalf of Seller shall act solely as independent contractors. Nothing herein shall constitute or be construed to be or create in any way or for any purpose a partnership, joint venture or principal-agent relationship between a party hereto and its Affiliates, on the one hand, and the other party hereto and its Affiliates, on the other hand.

-57- Section 6.05 Further Assurances. (a) Seller shall, at the Closing or promptly after the Closing, deliver to Acquiror the minute books containing the records of all proceedings, consents, actions and meetings of the Company Board, committees of the Company Board and stockholders of the Company and the ledgers, journals and other records reflecting all issuances and transfers of Company Common Stock, in each case, to the extent such minute books, ledgers, journals and other records are not already in the Company’s possession or located in the Company’s locations. (b) Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other certificates, instruments, agreements and other documents, and do and perform such other acts and things, as may be reasonably necessary for purposes of effecting the consummation of the Acquisition and the other transactions contemplated by this Agreement and the Transaction Agreements. (c) Following the Closing until the date that principal and interest payable under the VTB Note have been paid in full, each of Parent and Acquiror shall use their commercially reasonable efforts to (i) obtain equity and debt financing in an amount equal to the principal and interest payable under the VTB Note, whether through the issuance of shares of Parent Class A Common Stock under its at-the-market equity offering program pursuant to its shelf registration statement on Form S-3 (File No. 333- 272912) filed on June 23, 2023 (the “Registration Statement”) or otherwise, and (ii) maintain the effectiveness of the Registration Statement and the listing of the Parent Class A Common Stock on the New York Stock Exchange. Section 6.06 Termination of Seller Contracts. Seller acknowledges and agrees that, if Seller is a party to any Contract set forth in Section 2.16(a)(iii) of the Company Disclosure Schedule (each, a “Seller Contract”), Seller hereby (i) consents to the termination of such Seller Contract effective as of, and contingent upon the occurrence of, the Closing, (ii) agrees that any rights and obligations of Seller and the Company under such Seller Contracts shall terminate automatically upon the Closing without any further liability or obligation, and (iii) agrees that, effective from and after the Closing, Seller will take no action with regard to pursuing any claim arising under or in connection with such Seller Contract. Seller and the Company each hereby acknowledges and agree that to the extent any Seller Contract may, by its terms, only be amended or terminated pursuant to an agreement or other instrument, written or otherwise, between the Company and Seller, this Agreement shall be deemed to satisfy the termination or amendment requirements set forth in any such Seller Contract, and the Company hereby consents to each such termination. Section 6.07 Directors and Officers Indemnity. The Company agrees that the provisions with respect to indemnification, exculpation and limitations on liability set forth in the Company’s Organizational Documents and its Subsidiaries’ organizational documents, in each case, as of the Closing, in favor of any individual who at or prior to the Closing was a director, officer, employee or agent of the Company or any of its Subsidiaries, or who, at the request of the Company or any of its Subsidiaries, served as a director, officer, member, partner, trustee or fiduciary of another corporation, partnership, joint venture,

-58- trust, pension or other employee benefit plan or enterprise (collectively, with such individual’s heirs, executors or administrators, the “D&O Indemnified Persons”) shall continue in full force and effect for a period of six (6) years and, the Parent, Acquiror and Company agree that such provisions shall not be amended, repealed or otherwise modified for a period of not less than six (6) years from the Closing; provided, that in the event any claim or claims are asserted or made within such six (6)-year period, all rights to indemnification in respect of any such claim or claims against the Company and/or its Subsidiaries shall continue until final disposition of any and all such claims. Each party hereto expressly agrees that the D&O Indemnified Persons to whom this Section 6.07 apply shall be third-party beneficiaries of this Section 6.07, each of whom may enforce the provisions of this Section 6.07. For a period of six (6) years from and after the later of (i) the Closing or (ii) the expiration of Seller’s existing directors’ and officers’ liability insurance policy for the persons who were the directors and officers of the Company immediately before the Closing, Seller, at its cost, shall purchase and maintain in effect a run-off or similar policy covering such directors and officers of the Company with respect to the events that occurred prior to the Closing; provided, that Seller shall not be required to (a) purchase and maintain any such policy if its existing directors’ and officers’ liability insurance policy provides coverage after the Closing for such directors and officers and (b) pay more than $250,000 with respect to such policy. Section 6.08 Use of Certain Names. Within sixty (60) days following the Closing Date, Parent and Acquiror shall cause the Company and its Subsidiaries to cease using the words “Tier”, “Tier Mobility” and any word or expression similar thereto or constituting an abbreviation or extension thereof, and all trademarks, trade names, logos and symbols relating to Seller or its Affiliates (other than the Company) (collectively, the “Seller Marks”), including eliminating the Seller Marks from the properties and assets of the Company and its Subsidiaries and disposing of any unused stationery and literature of the Company and its Subsidiaries bearing the Seller Marks. From and after the Closing, Parent and Acquiror shall not, and shall cause the Company, its Subsidiaries and their Affiliates not to use the Seller Marks, and each of Parent and Acquiror acknowledges that it, its Affiliates, the Company and its Subsidiaries have no rights whatsoever to use the Seller Marks (other than pursuant to Section 6.04). Section 6.09 Access to Information. From and after the Closing, Acquiror shall cause the Company to, provide Seller and its representatives with reasonable access during normal business hours and upon reasonable prior notice to Company personnel and/or copies of the books and records of the Company related to periods prior to the Closing as Seller may reasonably request for purposes of (a) any Seller’s compliance with any applicable Tax, financial reporting or regulatory requirements; or (b) any Seller’s defense or pursuit of any Action related to such Seller’s ownership in the Company or involvement in the business of the Company; provided that Acquiror may require, as a condition to such access, that the Seller and its representatives execute a customary confidentiality agreement with Acquiror and the Company with respect thereto. Section 6.10 Rule 144. (a) From and after such time as the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may allow Seller to sell securities of Parent

-59- to the public without registration are available to holders of Parent’s ordinary shares and for so long as Seller holds any shares in the Total Stock Holdback Amount and Parent is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, Parent agrees to take commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144; (ii) file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act so long as Parent remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and (iii) furnish to Seller, promptly upon Seller’s reasonable request, (i) a written statement by Parent, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act, and (ii) such other information as may be reasonably requested to permit the Seller to sell such securities pursuant to Rule 144 without registration. (b) If in the opinion of counsel to Parent, it is then permissible to remove the restrictive legend from any shares in the Total Stock Holdback Amount pursuant to Rule 144 under the Securities Act, then within three (3) Business Days of Seller’s request, Parent will request its transfer agent to remove the restrictive legend on such shares. In connection therewith, if reasonably required by Parent’s transfer agent, Parent will, subject to receipt from the Seller customary representations and other documentation reasonably acceptable to Parent, reasonably promptly cause an opinion of Parent’s counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates, and directions required by the transfer agent from Parent or the Seller that authorize and direct the transfer agent remove restrictive legend from such shares; provided, that, notwithstanding the foregoing, Parent will not be required to deliver any such opinion, authorization, certificate, or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of securities in violation of applicable law. ARTICLE VII. INDEMNIFICATION Section 7.01 Survival. The representations, warranties and certifications of the Company and Seller contained in Article II and Article III of this Agreement or in any certificate or other instrument delivered by the Company and/or Seller pursuant to this Agreement (and the indemnification obligations of Seller relating thereto) shall survive the Closing and remain in full force and effect until 11:59 p.m. Pacific time on the date that is eighteen (18) months following the Closing Date (or if such date is not a Business Day, until such time on the first Business Day thereafter) (the date and time of expiration of such eighteen (18)-month period, the “General Survival Date”), at which date such representations and warranties of the Company and Seller (and the indemnification obligations of

-60- Seller relating thereto) shall terminate, except that the Seller Fundamental Representations shall survive and remain in full force and effect until the expiration of the applicable statute of limitations. The representations and warranties and certifications of Parent and Acquiror contained in Article IV and Article V of this Agreement or in any certificate or other instrument delivered by Parent and/or Acquiror pursuant to this Agreement (and the indemnification obligations of Parent and Acquiror relating thereto) shall survive the Closing and remain in full force and effect until 11:59 p.m. Pacific time on the date that is eighteen (18) months following the Closing Date (or if such date is not a Business Day, until such time on the first Business Day thereafter), at which date such representations and warranties of Parent and Acquiror (and the indemnification obligations of Parent and Acquiror relating thereto) shall terminate, except that the Parent Fundamental Representations shall survive and remain in full force and effect until the expiration of the applicable statute of limitations. Covenants and agreements of Seller, Parent, Acquiror and the Company set forth in this Agreement or in any certificate or other instrument delivered by Seller, Parent and/or Acquiror pursuant to this Agreement shall survive for the period provided in such covenants and agreements, if any, or until fully performed. In the event that an Officer’s Certificate asserting a breach of a representation, warranty or certification or a breach of covenant or agreement is delivered before the date on which such representation, warranty, certification, covenant or agreement ceases to survive pursuant to this Section 7.01, then the claims set forth in such Officer’s Certificate, and the indemnification obligations of the applicable party related thereto, shall survive for the benefit of all Indemnified Persons until such claims are finally and fully resolved. Section 7.02 Indemnification for Seller Matters. Subject to the limitations and exceptions set forth in this Article VII, from and after the Closing, Seller shall indemnify and hold harmless Parent, Acquiror and each of its Subsidiaries (including the Company following the Closing) and their respective officers, directors, agents and employees, and each Person, if any, who controls or may control Acquiror or any such Subsidiary within the meaning of the Securities Act (each of the foregoing being referred to individually as a “Parent Indemnified Person” and collectively as “Parent Indemnified Persons”) from and against any and all claims, losses, Liabilities, penalties, damages, interest, awards, judgments, Taxes, fees, costs and expenses, including reasonable costs of investigation and defense and reasonable and documented fees and expenses of lawyers, experts and other professionals (collectively, “Indemnifiable Damages”), directly or indirectly, whether or not due to a Third Party Claim, arising out of, resulting from or in connection with: (a) any failure of any representation or warranty made by the Company or Seller in Article II and Article III of this Agreement (as applicable) or in any certificate of the Company or Seller contemplated hereby to be true and correct as of the Closing Date or, for representations and warranties made by the Company or Seller in Article II and Article III made as of a specified date, any failure to be true and correct as of such date; (b) any failure of any certification (other than the FIRPTA Certificate or IRS Form W-8 delivered by Seller) delivered to Parent or Acquiror pursuant to any provision of this Agreement to be true and correct;

-61- (c) any breach of, or default in connection with, any of the covenants or agreements made by Seller in this Agreement; (d) (i) the termination of the Washington D.C. License by the District Department of Transportation in writing pursuant to Article VII of the Washington D.C. License or (ii) the Company’s inability to continue operating under the Washington D.C. License, in each case of clause (i) and (ii), solely as a result of a change in control in the Company upon the consummation of the Acquisition and, in the case of clause (ii), so long as such inability has not been remedied by the expiration of the Holdback Period despite the good faith efforts of Parent and its Subsidiaries; (e) (i) the termination of the Salt Lake City License by Salt Lake City Corporation in writing pursuant to paragraph 7 of the Salt Lake City License or (ii) the Company’s inability to continue operating under the Salt Lake City License, in each case of clause (i) and (ii), solely as a result of a change in control in the Company upon the consummation of the Acquisition and, in the case of clause (ii), so long as such inability has not been remedied by the expiration of the Holdback Period despite the good faith efforts of Parent and its Subsidiaries; (f) any Liabilities arising out of or related to the TIER Mobility SE Virtual Share Program V; and (g) any fraud by the Company or Seller in connection with the transactions contemplated hereby. Section 7.03 Indemnification for Parent and Acquiror Matters. Subject to the limitations and exceptions set forth in this Article VII, from and after the Closing, Parent and Acquiror shall, jointly and severally, indemnify and hold harmless Seller and its Affiliates and each of their respective officers, directors, agents and employees (each of the foregoing being referred to individually as a “Seller Indemnified Person” and collectively as “Seller Indemnified Persons”) from and against any and all Indemnifiable Damages directly or indirectly, whether or not due to a Third Party Claim, arising out of, resulting from or in connection with: (a) any failure of any representation or warranty made by Acquiror or Parent in Article IV and Article V of this Agreement (as applicable) or in any certificate of Acquiror or Parent contemplated hereby to be true and correct as of the Closing Date or, for representations and warranties made by Acquiror or Parent in Article IV and Article V made as of a specified date, any failure to be true and correct as of such date; (b) any breach of, or default in connection with, any of the covenants or agreements made by Parent, Acquiror in this Agreement; or (c) any fraud by Parent or the Acquiror in connection with transactions contemplated hereby. Section 7.04 Recourse for Indemnification Claims; Certain Definitions. (a) The indemnification provisions of this Article VII shall constitute the sole and exclusive rights, claims and remedies of the parties hereto under this Agreement (other than with respect

-62- to the parties’ right to seek and obtain any equitable remedies pursuant to Section 8.07). Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the liability of any party hereto (or the source of a claimant’s recovery in respect thereof) in the case of fraud by such party. (b) In this Agreement, the following terms have the following meanings: (i) “Seller Fundamental Representations” means the representations and warranties contained in Section 2.01(a) and Section 2.01(d) (Organization, Good Standing, Power and Qualification), Section 2.02(a) and Section 2.02(b) (Capitalization), Section 2.03 (Due Authorization; Enforceability), Section 2.13 (No Finder’s Fees), Section 3.01 (Capacity; Approval; Enforceability), and Section 3.05 (Ownership of the Shares). (ii) “Parent Fundamental Representations” means the representations and warranties contained in Section 4.01 (Organization and Standing), Section 4.02 (Due Authorization), Section 5.01 (Organization, Good Standing, Power and Qualification), Section 5.02(a) and Section 5.02(b) (Capitalization), Section 5.03 (Due Authorization; Enforceability), and Section 5.04 (Valid Issuance of the Parent Class A Common Stock). Section 7.05 Certain Limitations and Other Provisions. (a) Except in the case of fraud or claims for breaches of Seller Fundamental Representations or the Parent Fundamental Representations (as applicable), (i) Seller shall not be required to indemnify or hold harmless any Parent Indemnified Person against any Indemnifiable Damages pursuant to Section 7.02 until the cumulative aggregate amount of the Parent Indemnified Persons’ Indemnifiable Damages exceeds USD $175,000 (such amount, the “Deductible”), in which case, Seller shall be required to indemnify only the aggregate amount of the Indemnifiable Damages in excess of the amount of the Deductible and (ii) Parent or Acquiror shall not be required to indemnify or hold harmless any Seller Indemnified Person against any Indemnifiable Damages pursuant to Section 7.03 until the cumulative aggregate amount of the Parent Indemnified Persons’ Indemnifiable Damages exceeds the Deductible, in which case, Parent and Acquiror shall be required to indemnify only the aggregate amount of the Indemnifiable Damages in excess of the amount of the Deductible. (b) Except in the case of fraud or claims for breaches of Seller Fundamental Representations, the cash underlying the Total Cash Holdback Amount and the shares of Parent Class A Common Stock underlying the Total Stock Holdback Amount shall be the sole source of recovery of the Parent Indemnified Persons for any Indemnifiable Damages suffered or incurred by the Parent Indemnified Persons for which they are entitled to recovery under Article VII, and except in the case of fraud, the cumulative aggregate indemnification obligations of Seller pursuant to Section 7.02 shall in no event exceed the Total Holdback Amount; provided, however, that (i) the aggregate liability of Seller pursuant to Section 7.02(c) with respect to a breach of any covenant or agreement of Seller set forth in Section 6.04 shall not exceed the aggregate fees actually paid to Seller in connection with the provision of the Transition Services under Section 6.04, (ii) the aggregate indemnification obligations of Seller pursuant to Section 7.02(d) shall be deemed to be equal to USD $2,000,000, and shall in no event exceed USD $2,000,000, (iii) the aggregate indemnification obligations of Seller pursuant to

-63- Section 7.02(e) shall be deemed to be equal to USD $1,000,000, and shall in no event exceed USD $1,000,000 and (iv) the aggregate liability of Seller with respect to breaches of Seller Fundamental Representations shall not exceed the Total Consideration. (c) Notwithstanding anything to the contrary herein, and except for Section 7.05(b), Section 7.05(d) and this Section 7.05(c), nothing in this Agreement (including this Article VII and, for greater certainty, including the Deductible in Section 7.05(a) and limitations on the order of recovery in Section 7.05(e)) shall limit Seller’s indemnification obligations pursuant to Section 7.02(d) and Section 7.02(e). (d) If Parent or any of its Subsidiaries (including the Company and its Subsidiaries after the Closing) has been granted with a permit or license, contracted to operate and/or permitted to continue to operate in all or part of the areas specified in the Washington D.C. License and the Salt Lake City License within six (6) months following (i) the date of the termination of the Washington D.C. License and the Salt Lake City License (as applicable) or (ii) the date of suspension of operations in such areas (as applicable), Parent Indemnified Persons shall not be entitled to any indemnification pursuant to Section 7.02(d) and Section 7.02(e) and shall immediately refund to Seller the amount of indemnification received under Section 7.02(d) and Section 7.02(e) (as applicable). (e) Subject to other limitations set forth in this Article VII, the Parent Indemnified Persons shall seek recovery for Indemnifiable Damages in the following order: (a) first, by the applicable Parent Indemnified Person making a claim against the R&W Insurance Policy if the claim is of a type for which recovery would be available under the R&W Insurance Policy, (b) second, by the applicable Parent Indemnified Person making a claim against Ford Next LLC under the Ford Purchase Agreement, if the claim is of a type for which recovery would be available under the Ford Purchase Agreement, (c) third, out of the portion of the Total Cash Holdback Amount, (d) fourth, out of the portion of the Total Stock Holdback Amount and, (e) fifth, by the applicable Parent Indemnified Person making a claim for recovery directly from Seller in the case of a breach of a Seller Fundamental Representation. For greater certainty, the foregoing limitation shall not apply with respect to Indemnifiable Damages arising out of fraud by the Company or Seller. (f) Except for the Seller Fundamental Representations, neither Seller nor the Company shall be deemed to be making any representation or warranty in this Agreement or in any certificate of the Company or Seller contemplated hereby with respect to the period prior to April 1, 2022. If and to the extent that the subject matter of a representation or warranty in Article II and Article III relates to the Company or any of its Subsidiaries in respect of a period prior to April 1, 2022, Seller and its Affiliates shall not have any Liability under this Article VII. (g) With respect to each indemnification obligation contained in this Agreement or any certificate contemplated hereby: (i) all Indemnifiable Damages shall be net of any third-party insurance proceeds (net of any Taxes) that have been actually recovered by the Indemnified Person in connection with the facts giving rise to the right of indemnification (it being agreed that if third-party insurance or indemnification proceeds in respect of such Indemnifiable Damages are recovered by the Indemnified Person subsequent to Seller’s or Parent’s and/or Acquiror’s making of an indemnification payment in satisfaction of its applicable indemnification

-64- obligation, such proceeds (net of any Taxes) shall be promptly remitted to Seller or Parent and/or Acquiror (as applicable) to the extent of the indemnification payment made by such party), and the Indemnified Person shall use its good faith efforts to seek full recovery under all insurance provisions covering such Indemnifiable Damage to the same extent as it would if such Indemnifiable Damages were not subject to indemnification hereunder; provided that, the amount deemed to be recovered under insurance policies will be net of any costs of investigation or collection of the underlying claim and net of the deductible for such policies or any increase in premiums; (ii) all Indemnifiable Damages shall be net of any amount for which a reserve or accrual is established on Closing Working Capital or which has been taken into account as a current liability for purposes of the calculation of the Closing Working Capital; and (iii) except in the case of fraud, in no event shall any party hereto have liability to the Indemnified Person for any Indemnifiable Damages computed on (A) a multiple of earnings, book value or similar basis or (B) diminution in value, lost profits or consequential, special, incidental or indirect damages or similar items. (h) Each of the parties agrees, to the extent permitted by applicable Legal Requirements, to use its commercially reasonable efforts to mitigate its Indemnifiable Damages upon and after becoming aware of any event or condition that would reasonably be expected to give rise to any Indemnifiable Damages. Upon making any payment to the Indemnified Person for any indemnification claim pursuant to this Article VII, the Indemnitor shall be subrogated, to the extent of such payment, to any rights which such Indemnified Person may have against any third parties (other than the Indemnitor’s insurance providers) with respect to the subject matter underlying such indemnification claim, and such Indemnified Person shall assign any such rights to the Indemnitor. (i) Each of Parent and Acquiror acknowledges and agrees that Seller shall not have any Liability under any provision of this Agreement for any Indemnifiable Damages to the extent that such Indemnifiable Damage relates to action taken by Parent, Acquiror, the Company or any other Person (other than Seller in breach of this Agreement). (j) The Seller acknowledges and agrees that Parent and Acquiror shall not have any Liability under any provision of this Agreement for any Indemnifiable Damages to the extent that such Indemnifiable Damage relates to action taken by Seller or any other Person (other than Parent or Acquiror in breach of this Agreement). (k) Seller shall not have any right of contribution, indemnification or right of advancement from the Company or Acquiror with respect to any Indemnifiable Damage claimed by a Parent Indemnified Person. (l) For the purpose of this Article VII only, (i) when determining whether a breach or inaccuracy of a representation or warranty that is qualified or limited in scope as to materiality has occurred and the amount of Indemnifiable Damages suffered by an Indemnified Person as a result of such breach or inaccuracy, such representation or warranty shall be deemed to be made without such qualification or limitation, and (ii) when determining the amount of Indemnifiable Damages suffered by an Indemnified Person as a result of a breach of a covenant or agreement, each covenant or agreement shall be read without regard and without giving effect to any materiality qualifier contained therein.

-65- (m) The amount of any indemnity payable hereunder on account of an Indemnifiable Damages shall be calculated net of any Tax benefit realized by any Indemnified Person that is attributable to such Indemnifiable Damages. If any Parent Indemnified Person receives any cash Tax benefits in connection with Indemnifiable Damages for which it has received indemnification hereunder, Acquiror shall promptly refund to Seller the amount of such Tax benefits when received, up to the amount of indemnification received hereunder with respect to such Indemnifiable Damages. (n) Except in the case of (i) fraud, (ii) claims for breaches of Parent Fundamental Representations or covenants and agreements relating to the payment of Total Consideration or any component thereof, or (iii) the payment of fees related to the Transition Services, the cumulative aggregate indemnification obligations of Parent and Acquiror pursuant to Section 7.03 shall in no event exceed USD $3,000,000; provided, however, the aggregate liability of Parent with respect to breaches of Parent Fundamental Representations shall not exceed the Total Consideration. Section 7.06 Payment of Indemnification Claims from the Total Holdback Amount; Distribution of the Total Holdback Amount. (a) In addition to Section 1.03(c), The Total Holdback Amount shall be available to compensate the Parent Indemnified Persons for any claims by such Parent Indemnified Persons for any Indemnifiable Damages suffered or incurred by them and for which they are entitled to recovery under this Article VII, which compensation will occur through the forfeiture of amounts from the Total Holdback Amount in accordance with the terms of this Section 7.06. Except to the extent there is a cancellation of shares of Parent Class A Common Stock that constitutes the Total Stock Holdback Amount in connection with Indemnifiable Damages, shares of Parent Class A Common Stock held in escrow as Total Stock Holdback Amount shall be treated by Parent as issued and outstanding stock of Parent, and Seller shall be entitled to exercise voting rights and to receive dividends with respect to such shares of Parent Class A Common Stock. (b) Except as set forth in this Section 7.06, the period during which claims may be made for Indemnifiable Damages to be satisfied through the forfeiture of all or any portion of the Total Holdback Amount shall commence at the Closing and terminate on the General Survival Date (the “Holdback Period”). (c) On the date that is nine (9) months following the Closing Date, Parent and Acquiror shall distribute or caused to be distributed to Seller (or its designated affiliate) fifty percent (50%) of the remaining balance of the Total Stock Holdback Amount. On the date that the Holdback Period expires, Parent and Acquiror shall distribute or cause to be distributed to Seller (or its designated affiliate) the remaining balance, if any, of the Total Stock Holdback Amount, plus the remaining balance, if any, of the Total Cash Holdback Amount. Notwithstanding anything herein to the contrary, such portion of the Total Holdback Amount that is equal to the aggregate amount of any Indemnifiable Damages of Parent Indemnified Persons with respect to any claim specified in any Officer’s Certificates delivered to Seller prior to expiration of the General Survival Date and that remain unresolved or unsatisfied as of the expiration of the Holdback Period shall continue to be held by Acquiror and Parent until such claims for

-66- Indemnifiable Damages have been fully and finally resolved or satisfied (the amounts so withheld, the “Retained Holdback Amount”). In this Agreement, “Unresolved Claims” means any fully and finally resolved claims that have yet to be satisfied or any unresolved or pending claims specified in any Officer’s Certificate delivered to Seller in accordance with this Article VII on or prior to expiration of the Holdback Period. (d) If there are any Unresolved Claims as of the expiration of the Holdback Period, as soon as all such Unresolved Claims have been fully and finally resolved or satisfied, as applicable, Parent and Acquiror shall promptly, and in any event within five (5) Business Days following the resolution or satisfaction of such Unresolved Claims, distribute or shall cause to be distributed to Seller (or its designated affiliate) from the Retained Holdback Amount the balance, if any, of the Total Holdback Amount. (e) For purposes of determining the value of the Parent Class A Common Stock held in escrow as Total Stock Holdback Amount with respect to claims under this Article VII, the value of each share of Parent Class A Common Stock shall be equal to the 30-Day VWAP. Section 7.07 Claims. (a) If either a Parent Indemnified Person, on the one hand, or a Seller Indemnified Person, on the other hand, shall have a claim for indemnification under this Article VII (such Person, an “Indemnified Person”), such Indemnified Person shall promptly deliver to the party from whom indemnification is sought (the “Indemnitor”) a certificate signed by the Indemnified Person (and, in the case of a non-individual, any officer of the Indemnified Person) (an “Officer’s Certificate”): (i) stating that an Indemnified Person has incurred, paid, reserved or accrued, or reasonably anticipates that it may incur, pay, reserve or accrue, Indemnifiable Damages; (ii) stating the amount of Indemnifiable Damages actually suffered or incurred, to the extent then known by the Indemnified Person, and, to the extent the Indemnifiable Damages have not yet been suffered or incurred, a good faith estimate, to the extent reasonably estimable, of the amount of such Indemnifiable Damages that could reasonably be expected to be suffered or incurred; (iii) specifying in reasonable detail (based upon the information then possessed by the Indemnified Person) the nature of the claim to which such Indemnifiable Damages are related; and (iv) a reference to the provisions of this Agreement related to such claim. The date of such delivery of an Officer’s Certificate is referred to herein as the “Claim Date” of such Officer’s Certificate (and the claims for indemnification contained therein). The Indemnified Person may update any Officer’s Certificate from time to time to reflect any changes in the actual or good faith estimated amount of Indemnifiable Damages set forth therein or the other information contained therein.

-67- (b) The Indemnitor may object to a claim for indemnification set forth in an Officer’s Certificate by delivering to the Indemnified Person a written statement of objection to the claim made in the Officer’s Certificate (an “Objection Notice”), provided, that, such Objection Notice must (i) be delivered to the Indemnified Person prior to 5:00 p.m. (Pacific time) on the thirtieth (30th) day following the Claim Date of the Officer’s Certificate (such deadline, the “Objection Deadline”) and (ii) set forth in reasonable detail the nature of the objections to the claims in respect of which the objection is made. (c) If the Indemnitor does not object in writing (as provided in Section 7.07(b)) to the claims contained in an Officer’s Certificate prior to the Objection Deadline for such Officer’s Certificate, such failure to so object shall be an acknowledgment by the Indemnitor that the applicable Indemnified Persons are entitled to the full amount of Indemnifiable Damages with respect to the claims set forth in such Officer’s Certificate, subject to the limitations set forth in Section 7.05 (any such claim, an “Unobjected Claim”). (d) In the event of an amount to be paid to Parent or Acquiror in connection with a breach of a Seller Fundamental Representation, on behalf of the applicable Parent Indemnified Person, in respect of such Unobjected Claim, Parent or Acquiror shall use commercially reasonable efforts to, within five (5) Business Days after the Objection Deadline or as promptly as reasonably practicable thereafter, notify Seller of their respective indemnification obligations with respect to such Unobjected Claim and Seller shall promptly, and in and in no event later than ten (10) Business Days after delivery of any such notice by Parent or Acquiror to Seller, wire transfer to Parent or Acquiror, on behalf of the applicable Parent Indemnified Person, an amount of cash equal to the amount of the Indemnifiable Damages set forth in Officer’s Certificate in respect of the Unobjected Claim. (e) In the event of an amount to be paid to Seller, on behalf of the applicable Seller Indemnified Person, in respect of such Unobjected Claim, Seller shall use commercially reasonable efforts to, within five (5) Business Days after the Objection Deadline or as promptly as reasonably practicable thereafter, notify Acquiror and Parent of their respective indemnification obligations with respect to such Unobjected Claim and Parent and Acquiror shall promptly, and in and in no event later than ten (10) Business Days after delivery of any such notice by Seller to Acquiror and Parent, wire transfer to Seller, on behalf of the applicable Parent Indemnified Person, an amount of cash equal to the amount of the Indemnifiable Damages set forth in Officer’s Certificate in respect of the Unobjected Claim. Section 7.08 Resolution of Objections to Claims. If the Indemnitor objects in writing to any claim or claims by the Indemnified Person made in an Officer’s Certificate by delivering an Objection Notice prior to the Objection Deadline, the Indemnitor and Indemnified Person shall attempt in good faith for forty-five (45) days after the Indemnified Person’s receipt of such Objection Notice to resolve such claim. If the Indemnitor and Indemnified Person shall so agree, a memorandum setting forth such agreement (the “Settlement Memorandum”) shall be prepared and signed by both parties, which Settlement Memorandum shall be final and conclusive and binding on the Indemnitor and Indemnified Person and not subject to appeal. In the event such Settlement Memorandum relates to a claim against the Total Holdback Amount, Parent and Seller shall promptly release the Total Holdback Amount in accordance with

-68- the terms of this Agreement and the Settlement Memorandum. Acquiror and Parent shall promptly, and in no event later than ten (10) Business Days after the date of the Settlement Memorandum, wire transfer to Seller, on behalf of the applicable Seller Indemnified Person, an amount of cash equal to the amount so owed by Acquiror. If the Indemnified Person and Indemnitor are unable to agree, either party shall be permitted to pursue resolution of such dispute in accordance with Section 8.08. Section 7.09 Third-Party Claims. In the event that an Indemnified Person becomes aware of a third-party Action which constitutes a matter for which either (a) an Indemnified Person is entitled to indemnification under Section 7.02 or Section 7.03 (as applicable) or (b) if determined adversely to any Indemnified Person, would reasonably provide a basis for a claim for indemnification under Section 7.02 or Section 7.03 (as applicable) (each such claim, a “Third Party Claim”), the Indemnified Person shall promptly notify the Indemnitor of such Third Party Claim and shall have the right to conduct the defense of any such Third Party Claim; provided, however, that (a) the Indemnitor shall have the right to receive copies of all pleadings, notices and communications with respect to any Third Party Claim to the extent that receipt of such documents does not affect any privilege relating to any Indemnified Person, and (b) the Indemnitor shall be entitled, at its own expense, to assume and conduct the defense of, by its own counsel, the Third Party Claim or settlement negotiations with respect to the Third Party Claim and shall be entitled to assert any and all defenses available to the Indemnified Person to the fullest extent permitted by applicable Legal Requirement; provided, however, that the Indemnitor shall not enter into any settlement agreement with respect to such Third Party Claim without the written consent of the Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed). In any event, the Indemnified Person and the Indemnitor and their counsel shall cooperate, and shall cause their respective Affiliates to cooperate, with each other and their respective counsel in the defense of any Third Party Claim subject to this Article VII, including by providing reasonable access to books and records, personnel and witnesses as appropriate for the defense of any such Third Party Claim, and shall keep the other party and such other Persons reasonably informed of all developments relating to any such Third Party Claims, and provide the other party with copies of all relevant correspondence and documentation relating thereto. If the Indemnitor receiving such notice of Third Party Claim does not elect to defend such Third Party Claim, the Indemnified Person shall have the right to defend such Third Party Claim; provided, however, that the Indemnified Person shall not settle, compromise or discharge, or admit any liability with respect to, any such Third Party Claim without the written consent of the Indemnitor (which consent shall not be unreasonably withheld, conditioned or delayed). Section 7.10 Tax Treatment. Any payment under Article VII of this Agreement shall be treated by the parties for all applicable Tax purposes as a purchase price adjustment unless otherwise required by applicable Legal Requirements.

-69- ARTICLE VIII. GENERAL PROVISIONS Section 8.01 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) on the day of receipt if delivered personally, by commercial messenger or by registered or certified U.S. mail (return receipt requested, postage prepaid), (ii) one (1) day after being sent by a nationally-recognized overnight courier, fees prepaid or sent via email (with a physical copy to follow via one of the methods set forth in item (ii) above), if provided below, to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice): (a) if to Parent, to: (b) if to Acquiror, to: (c) if to the Company (post-Closing), to: [**] [**] [**]

-70- (d) If to Seller, to: and or to such other Person or address as any party shall specify by notice in writing in accordance with this Section 8.01 to each of the other parties. Notices sent by multiple means, each of which is in compliance with the provisions of this Agreement will be deemed to have been received at the earliest time provided for by this Agreement. Section 8.02 Interpretation. When a reference is made in this Agreement to Articles, Sections, Schedules or Exhibits, such reference shall be to an Article or Section of, or Schedules or Exhibit to, this Agreement unless otherwise indicated. The Exhibits and Schedules (including the Disclosure Schedules) to this Agreement are incorporated into and form an integral part of this Agreement. If an Exhibit is a form of agreement, such agreement, when executed and delivered by the parties thereto, shall constitute a document independent of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to “Dollars”, “dollars” or “$” without more are to the lawful currency of the United States of America and all payments hereunder shall be made in United States dollars. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender, (b) words using the singular or plural number also include the plural or singular number respectively, (c) the terms “hereof,” “herein,” “hereunder,” and derivative or similar words refer to this entire Agreement, and (d) references to [**] [**]

-71- any statute shall refer to the statute, as amended, and include the rules and regulations promulgated thereunder. The use of “or” is not intended to be exclusive unless expressly indicated otherwise. Whenever any payment to be made or action to be taken hereunder is required to be made or taken on a day other than a Business Day, such payment shall be made or action taken on the next following Business Day. The Company Disclosure Schedule and Parent Disclosure Schedules (collectively, the “Disclosure Schedules”) relate to and qualify certain of the representations, warranties, covenants and obligations of the parties hereto in this Agreement and the Disclosure Schedules are not intended to broaden or constitute, and shall not be construed or otherwise be deemed to broaden or constitute, any representation, warranty, covenant or obligation of any party hereto or any other Person except to the extent expressly provided in this Agreement. In no event shall any disclosure of additional matters be deemed or interpreted to broaden or otherwise amend any of the covenants or representations or warranties in this Agreement. To the extent that the Disclosure Schedules include brief descriptions or summaries of certain agreements and instruments, such descriptions or summaries do not purport to be comprehensive, and such descriptions and summaries are qualified in their entirety by reference to the text of the documents and instruments described. The information contained in this Agreement and in the Disclosure Schedules, Annexes and Exhibits hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever (including any violation of any Legal Requirement or breach of contract). Moreover, in disclosing the information in the Disclosure Schedules, each party hereto expressly does not waive any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed therein. Section 8.03 Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which shall be considered one and the same instrument. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail shall be treated in all manners and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. Section 8.04 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the Transaction Agreements, including the Disclosure Schedules and all the exhibits attached hereto and thereto, (a) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, except for the Confidentiality Agreement, and (b) are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder (except that Article VII is intended to benefit Indemnified Persons). Section 8.05 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties

-72- hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void, except that any party may assign its rights and obligations under this Agreement to any Affiliate; provided, however, that no such assignment shall release any party from any liability or obligation under this Agreement. Notwithstanding the foregoing, (a) Acquiror or Parent may assign this Agreement and any of its rights, interests or obligations hereunder, in connection with a merger, acquisition, sale or all or substantially all of its assets or other change in control transaction as long as all outstanding amounts under the VTB Note are paid in full in accordance with the terms of VTB Note concurrently with or prior to the consummation of such merger, acquisition, sale or all or substantially all of its assets or other change in control transaction and each of Acquiror and Parent remains liable for all of Acquiror’s and Parent’s obligations hereunder, and (b) Acquiror or Parent may assign its rights and delegate its obligations hereunder to its Affiliates as long as each of Acquiror and Parent remains ultimately liable for all of Acquiror’s and Parent’s obligations hereunder. Section 8.06 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto shall use all reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision. Section 8.07 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. The parties hereto to agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached or threatened to be breached and that an award of money damages would be inadequate in such event. It is accordingly agreed that the parties shall be entitled to equitable relief, including an injunction or injunctions or Orders, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity, and the parties hereby waive the requirement of any posting of a bond in connection with the remedies described herein. Section 8.08 Governing Law; Service of Process. All matters relating to the interpretation, construction, validity and enforcement of this Agreement, Schedules and the Exhibits and the Disclosure Schedules hereto will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other

-73- jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware. The parties hereby irrevocably submit to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, the Superior Court of the State of Delaware, or the United States District Court for the District of Delaware) over all claims, disputes or causes of action (whether in contract or tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim, dispute or cause of action, whether in contract or tort or otherwise, based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement, or as an inducement to enter into this Agreement) and each party hereby irrevocably agrees that all suits, actions and proceedings in respect of any such claim, dispute or cause of action, or any suit, action or proceeding related thereto (whether in contract or tort or otherwise) shall be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such court or any defense of inconvenient forum for the maintenance of any such suit, action or proceeding. Each of the parties agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by applicable law. Each of the parties hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the delivery of a copy thereof in accordance with the provisions of Section 8.01. The consents to jurisdiction and service of process set forth in this Section shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section and shall not be deemed to confer rights on any Person other than the parties hereto. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF. Section 8.09 Rules of Construction. The parties hereto have been represented by counsel during the negotiation, preparation and execution of this Agreement and have participated jointly in the drafting of this Agreement, and, therefore, hereby waive, with respect to this Agreement, each Schedule, including the Disclosure Schedules and each Exhibit attached hereto, the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document. Section 8.10 Amendments. Neither this Agreement nor any of the terms hereof may be amended, supplemented or modified without an instrument in writing signed by each of the parties hereto; provided that the observance of any provision of this Agreement may be waived in writing by the party that will lose the benefit of such provision as a result of such waiver.

-74- Section 8.11 Fees and Expenses. Except as expressly set forth herein, all costs and expenses incurred in connection with the negotiation and preparation of this Agreement shall be paid by the party incurring such costs and expenses. Section 8.12 Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no other Person that is not a party hereto shall have any liability for any Liabilities of the parties to this Agreement or for any claim (whether (to the extent valid under applicable law) in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Section 8.13 Extension; Waiver No delay in exercising any right under this Agreement shall constitute a waiver of such right, and no waiver of any breach or default shall be deemed a waiver of any other breach or default of the same or any other provision in this Agreement. [SIGNATURE PAGE NEXT]

[Signature Page to Stock Purchase Agreement] IN WITNESS WHEREOF, Parent, Acquiror, the Company, and Seller have each caused this Agreement to be executed and delivered individually or by their respective officers thereunto duly authorized, all as of the date first written above. PARENT: BIRD GLOBAL, INC. By: Name: Title: Michael Washinushi Interim Chief Executive Officer /s/ Michael Washinushi

[Signature Page to Stock Purchase Agreement] IN WITNESS WHEREOF, Parent, Acquiror, the Company, and Seller have each caused this Agreement to be executed and delivered individually or by their respective officers thereunto duly authorized, all as of the date first written above. ACQUIROR: BIRD RIDES, INC. By: Name: Title: Michael Washinushi Interim Chief Executive Officer /s/ Michael Washinushi

[Signature Page to Stock Purchase Agreement] IN WITNESS WHEREOF, Parent, Acquiror, the Company, and Seller have each caused this Agreement to be executed and delivered individually or by their respective officers thereunto duly authorized, all as of the date first written above. COMPANY: SKINNY LABS, INC. (D/B/A  By: Name: Philip Reinckens Title: Chief Executive Officer /s/ Philip Reinckens

[Signature Page to Stock Purchase Agreement] IN WITNESS WHEREOF, Parent, Acquiror, the Company, and Seller have each caused this Agreement to be executed and delivered individually or by their respective officers thereunto duly authorized, all as of the date first written above. SELLER: TIER MOBILITY SE By: Name: Lawrence Leuschner Title: Chief Executive Officer /s/ Lawrence Leuschner